UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the Commission Only
[X]	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Additional Materials
[ ]	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

Swift Transportation Co., Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SWIFT TRANSPORTATION CO., INC.
2200 SOUTH 75TH AVENUE
PHOENIX, ARIZONA 85043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 20, 2004

To Our Stockholders:

     The 2004 Annual Meeting of Stockholders of Swift Transportation Co., Inc. will be held at our headquarters at 2200 South 75th Avenue, Phoenix, Arizona 85043, on May 20, 2004, beginning at 10:00 a.m. local time. At the Annual Meeting, stockholders will act on the following matters:

•	Election of three Class II directors, each for a term of three years, and two Class III directors, each for a term of one year;

•	Approval of an amendment to the Swift Transportation Co., Inc. 1994 Employee Stock Purchase Plan;

•	Approval of the Swift Transportation Co., Inc. 2004 Executive Management Incentive Plan so that the compensation paid thereunder will be fully deductible by the Company;

•	Consideration and action on two stockholder proposals regarding (a) enhancement of diversity considerations in connection with the nomination of directors and (b) adoption of a policy for annual stockholder ratification of the Company’s independent accountants; and

•	Any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting.

     Each outstanding share of Swift Common Stock entitles the holder of record at the close of business on April 9, 2004, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. We have enclosed a copy of our Proxy Statement and our 2003 Annual Report to Stockholders, which includes certified financial statements. Management cordially invites you to attend the Annual Meeting.

IF YOU PLAN TO ATTEND:

     Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 9:00 a.m. Complimentary parking is available at our offices. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors

JERRY MOYES
Phoenix, Arizona	Chairman of the Board, President and
April 12, 2004	Chief Executive Officer

IMPORTANT

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, via the Internet or by signing, dating and returning the enclosed proxy card will save the company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the

United States is enclosed if you wish to vote by mail. Submitting your Proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your Proxy is revocable at your option. Your vote is important, so please act today!

i

ii

SWIFT TRANSPORTATION CO., INC.
2200 SOUTH 75TH AVENUE
PHOENIX, ARIZONA 85043

PROXY STATEMENT

     This Proxy Statement contains information related to the 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of Swift Transportation Co., Inc. (“Swift” or the “Company”) to be held on May 20, 2004, at 10:00 a.m. local time, at our headquarters located at 2200 South 75th Avenue, Phoenix, Arizona 85043, or at such other time and place to which the Annual Meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SWIFT. The proxy materials relating to the Annual Meeting are first being mailed to stockholders entitled to vote at the meeting on or about April 23, 2004.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

     At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders. In addition, management will report on the performance of Swift during fiscal 2003 and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on April 9, 2004 (the “Record Date”), are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the Annual Meeting?

     All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting, and each may be accompanied by one guest. Registration and seating will begin at 9:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

     Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum, permitting Swift to conduct its business at the Annual Meeting. As of the Record Date, 81,186,799 shares of Common Stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

How do I vote?

     You can vote on matters to come before the Annual Meeting in two ways:

          1. You can attend the Annual Meeting and cast your vote in person; or

          2. You can vote by telephone, via the Internet, or by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please do not return the enclosed proxy card if you are voting by telephone or over the Internet. For further instructions on voting by telephone or via the Internet, please see the enclosed proxy card.

What if I vote and then change my mind?

     You may revoke your proxy at any time before it is exercised by:

•	sending written notice of revocation to the Secretary of Swift at P.O. Box 29243, Phoenix, Arizona, 85038-9243; or

•	sending in another duly executed proxy bearing a later date; or

•	attending the Annual Meeting and casting your vote in person.

     Your last vote will be the vote that is counted.

What are the Board’s recommendations?

     The Board recommends that you vote FOR election of the nominated slate of directors (see page 4), FOR approval of the amendment to the 1994 Employee Stock Purchase Plan (see page 22), FOR approval of the 2004 Executive Management Incentive Plan (see page 25), AGAINST approval of a stockholder proposal to enhance diversity considerations in connection with the nomination of directors (see page 26) and AGAINST approval of a stockholder proposal to adopt a policy for annual stockholder ratification of the Company’s independent accountants (see page 27). Unless you give other instructions by telephone, via the Internet or on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the Board’s recommendation. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The five nominees who receive the most votes for the relevant classes will be elected to the Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. A broker “non-vote” (DISCUSSED BELOW) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

     Approval of Amendment to 1994 Employee Stock Purchase Plan; Approval of 2004 Executive Management Incentive Plan; Stockholder Proposals. Approval of the amendment to the 1994 Employee Stock Purchase Plan, the 2004 Executive Management Incentive Plan and the stockholder proposals to enhance diversity considerations in connection with the nomination of directors and to adopt a policy for annual stockholder ratification of the Company’s independent accountants each requires the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting and entitled to vote on the matters; provided, however, that if the shares of stock so represented are less than the number required to constitute a quorum, the affirmative vote must be such as would constitute a majority if a quorum were present. A properly executed proxy marked “ABSTAIN” or a broker “non-vote” (DISCUSSED BELOW) will not be counted as votes cast or as votes entitled to be cast on the matters and will have no effect on the result of the vote, although they will count toward the presence of a quorum.

     Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may elect not to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such broker “non-votes” will, however, be counted in determining whether there is a quorum.

Who will bear the costs of this proxy solicitation?

     We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone, telegraph or via the Internet.

CORPORATE GOVERNANCE MATTERS

     During 2003 and the beginning of 2004, the Board undertook a comprehensive review of the Company’s corporate governance practices, committee charters and overall governance structure in light of the Sarbanes-Oxley Act of 2002 and new rules, regulations and listing standards adopted by the Securities and Exchange Commission (“SEC”) and The National Stock Market, Inc. (“Nasdaq”). In March 2004, the Board approved a number of new or revised corporate governance policies and documents in order to ensure the Company’s continued compliance with applicable law, rules and regulations. In particular, the Board took the following actions:

•	elected new members to the Board so that a majority of the Board members are independent;

•	reformed its committees, including its Nominating/Corporate Governance Committee (formerly, the Nominating Committee) and Compensation Committee, to be comprised exclusively of independent Board members;

•	revised its Audit Committee charter and adopted charters for its Nominating/Corporate Governance Committee and its Compensation Committee;

•	authorized its Nominating/Corporate Governance Committee to evaluate in the future all related party transactions and adopt appropriate policies and procedures for evaluating and approving such related party transactions;

•	authorized its Audit Committee to monitor related party transactions in the ordinary conduct of its duties and to report to the Nominating/Corporate Governance Committee on such matters as it deems appropriate;

•	adopted a code of business conduct and ethics for employees, executive officers and directors, a copy of which was filed as an exhibit to Swift’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003;

•	established an Internal Audit Department to oversee the internal audit functions throughout the Company;

•	instituted a whistle-blower “hot line” to receive and evaluate any concerns about the Company’s practices or procedures; and

•	developed procedures for stockholders to communicate with the Board, in accordance with new SEC and Nasdaq rules.

INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS

     THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION.

What is the makeup of the Board of Directors?

     The Board presently consists of ten members. Our Amended and Restated Articles of Incorporation provide that our Board be divided into three classes that serve staggered three-year terms. The stockholders elect approximately one-third of the Board of Directors each year. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy holds office until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until his earlier death, resignation or removal. There are currently three Class I directors, four Class II directors, and three Class III directors.

     As permitted under the Company’s Bylaws, the Board has approved an increase in the number of directors to a total of ten directors effective March 30, 2004. The Board has elected Jock Patton and Karl Eller to fill the vacancies created upon the increase in the size of the Board and to serve as directors until the 2004 Annual Meeting and until their successors are duly elected and qualified. The Board has elected Paul M. Mecray, III to fill the vacancy created upon the death of former director Lou A. Edwards and to serve as a director until the 2004 Annual Meeting and until his successor is duly elected and qualified. Messrs. Patton, Eller and Mecray will be independent directors (as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards, and will also meet the heightened independence standard for membership on the Audit Committee. In addition to Mr. Patton, there are three existing directors in the class whose term of office expires in 2004: Jerry Moyes, Alphonse E. Frei and Michael S. Starnes. Mr. Starnes, however, is not standing for re-election. If elected at the Annual Meeting, each of the three Class II nominees would serve until the 2007 Annual Meeting and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal. If elected at the Annual Meeting, Messrs. Eller and Mecray would serve until the 2005 Annual Meeting and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal.

     The Board has determined that all non-employee nominees for the Board (four of the five nominees) are “independent” as that term is defined by SEC regulations and Rule 4200(a)(15) of the Nasdaq listing standards. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company. This purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. As a result of this review, the Board affirmatively determined based on its understanding of such transactions and relationships that all of the directors nominated for election at the annual meeting are independent, with the exception of Mr. Moyes.

Are there any Directors who are not standing for re-election?

     Yes. Michael S. Starnes is not standing for re-election.

Election Of Directors (Proposal No. 1)

     For Term Expiring At 2007 Annual Meeting—Class II

     The Board of Directors has nominated Jerry Moyes, Alphonse E. Frei and Jock Patton for election as Class II Directors at the Annual Meeting. Each nominee will be elected to serve until the 2007 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or his resignation or removal, whichever first occurs.

     Nominees in Class II standing for election are:

Jerry Moyes, 60	Director Since 1984

     Jerry Moyes has served as the Chairman of the Board, President and Chief Executive Officer of Swift since 1984. Mr. Moyes joined Swift in 1966 as a Vice President and served in that capacity until 1984. Mr. Moyes was President of the Arizona Motor Transport Association from 1987 to 1988. Mr. Moyes also served as Chairman of the Board of Simon Transportation Services Inc., a publicly traded trucking company providing nationwide, predominantly temperature controlled transportation services for major shippers. Simon Transportation Services filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002.

Alphonse E. Frei, 65	Director Since 1990

     Alphonse E. Frei has served as a Director of Swift since May 1990. Mr. Frei has served as the Chief Operating Officer of Autom Company, a wholesale and retail distributor of religious products, since May 1999. Mr. Frei served in various capacities with America West Airlines, including Chief Financial Officer from 1983 to 1994 and as a director from 1986 to September 1993. Mr. Frei has also served in various executive capacities and/or as a consultant to a number of business organizations.

Jock Patton, 58	Director Since 2004

     Jock Patton has served as a Director of Swift since March 2004. From 1999 to 2001, Mr. Patton was CEO and a Director of Rainbow Multimedia Group, Inc., a producer of digital entertainment. From 1992 to 1997, Mr. Patton served as a director and the President of StockVal, Inc., a registered investment advisor providing securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide. From 1972 to 1992, Mr. Patton was a Partner in the law firm of Streich Lang where he founded and headed the Corporate/Securities Practice Group. Mr. Patton currently serves on the Board of Directors of Hypercom Corporation and JDA Software Group, Inc. and is Lead Trustee of the funds composing the ING Funds family of mutual funds with aggregate invested assets in excess of $30 billion. Mr. Patton is also a director of several privately held companies. Mr. Patton received a B.A. Degree in Political Science and a law degree from the University of California.

     For Term Expiring At 2005 Annual Meeting—Class III

     The Board of Directors has nominated Karl Eller and Paul M. Mecray, III for election as Class III Directors at the Annual Meeting. Each nominee will be elected to serve until the 2005 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or his resignation or removal, whichever first occurs.

     Nominees in Class III standing for election are:

Karl Eller, 75	Director Since 2004

     Karl Eller has served as a Director of Swift since March 2004. Mr. Eller has served as the Chairman and Chief Executive Officer of The Eller Company since 2002. Mr. Eller was the founder of Eller Media Company, a subsidiary of Clear Channel Communications Inc., and served as its Chairman and Chief Executive Officer from 1995 until 2001. Mr. Eller has over 40 years of experience in the outdoor advertising industry. He was appointed as a director of Clear Channel in April 1997 in connection with Clear Channel’s acquisition of Eller Media Company. Mr. Eller also founded the Phoenix Suns and was named to the NCAA Board of Directors in 2001.

Paul M. Mecray, III, 65	Director Since 2004

     Paul M. Mecray, III has served as a Director of Swift since March 2004. Mr. Mecray is a retired Partner of Wellington Management Company, LLP where he served 35 years as Assistant Portfolio Manager of Vanguard Windsor Fund and, subsequently, as Global Research Analyst specializing in Trucking, Oilfield Service, and Engineering/Construction industries plus Middle East geopolitics. Mr. Mecray graduated from Princeton University in 1960 with an AB in Geology and holds an MBA from the Wharton School at the University of Pennsylvania in 1962. Mr. Mecray was employed at Atlantic Richfield Company from 1963 to 1968 before joining Wellington. He is a member, and former President, of both the National Association of Petroleum Investment Analysts and The Financial Analysts of Philadelphia. He currently serves as a Trustee of The Bryn Mawr (PA) Presbyterian Church.

     Each of the nominees has consented to serve a three-year term in the case of the Class II nominees and the remaining one-year term in the case of the Class III nominees, who will be up for election at next year’s annual meeting. If any of them should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Continuing Directors For Term Expiring At 2006 Annual Meeting—Class I

     The following Class I directors were elected at our 2003 Annual Meeting for terms ending in 2006:

Earl H. Scudder, 61	Director Since 1993

     Earl H. Scudder has served as a Director of Swift since May 1993. Mr. Scudder has been Chairman of Scudder Law Firm, P.C., L.L.O. in Lincoln, Nebraska since February 1990, and has engaged in the private practice of law since 1966. Mr. Scudder is a member of the Nebraska Investment Council, which has oversight of Nebraska State Funds and state employee retirement funds. Mr. Scudder served as a director of Heartland Express, Inc., a publicly traded trucking company, from 1986 until 1996. In addition, Mr. Scudder served as a director of Simon Transportation Services Inc., a publicly traded trucking company providing nationwide, predominantly temperature controlled transportation services for major shippers, from 2000 until 2001. Simon Transportation Services filed for protection under Chapter 11 of the United States Bankruptcy Code on February 25, 2002.

David Goldman, 60	Director Since 2003

     David Goldman has served as a Director of Swift since May 2003. Mr. Goldman retired as a Senior Partner of Deloitte & Touche LLP in June 2001 after serving 25 years with that Firm. During his career, Mr. Goldman specialized in serving SEC registrants, held the positions of Partner-in-Charge and Senior Technical Partner of the Arizona Audit Practice, and also served in the Firm’s Executive Office (New York), Los Angeles Office and certain other offices. Mr. Goldman, who currently operates a consulting company specializing in financial and investigative matters, was a Member of Council of the American Institute of CPAs and President of the Arizona Society of CPAs, among other executive and board positions.

Dale M. Jensen, 54	Director Since 2003

     Dale M. Jensen has served as a Director of Swift since May 2003. Mr. Jensen attended the University of Nebraska and majored in business and computer science. Some of his past accomplishments include serving 20 years as Executive Vice President to Information Technology, a company that he co-founded and sold, and serving as the youngest Vice President of The National Bank of Commerce at the age of 23. His industrial knowledge and expertise has been developed through his investments in technology companies, professional sports, entertainment, oil and gas, land development, and restaurant development. He serves on the board of the Arizona Diamondbacks Major League baseball team, Stratford America Corp and was recently elected to the Rock and Roll Hall of Fame Foundation Board of Directors. Dale has served on numerous charitable and civic boards. In addition, his most notable investments include the Phoenix Suns NBA basketball team, the Arizona Diamondbacks Major League baseball team, and Sands Hill Golf Club, which is located in Nebraska and voted Best Modern Golf Course in the World (referring to any golf course built since 1960).

Continuing Directors For Term Expiring At 2005 Annual Meeting—Class III

     The following Class III director was elected at our 2002 Annual Meeting for a term ending in 2005:

William F. Riley III, 57	Director Since 1990

     William F. Riley III has served as the Senior Executive Vice President of Swift since January 2000. Mr. Riley served as Swift’s Chief Financial Officer from March 1990, at which time he was named an Executive Vice President, to August 2002. Mr. Riley also has served as Secretary and as a Director on the Swift Board since March 1990. In addition, Mr. Riley has acted as a Vice President of Swift Leasing Co., Inc. and Cooper Motor Lines since May 1986 and April 1988, respectively. Prior to joining Swift in February 1986, Mr. Riley was employed by Armour Food Co. from 1978 to January 1986, serving in various transportation and distributions assignments, principally as Manager of Business Planning of Armour Food Express, its truckload motor carrier.

Meetings Of The Board Of Directors And Its Committees

     Information concerning the Board of Directors and its three committees maintained by the Board of Directors is set forth below. The Board committees currently consist only of directors who are not employees of the Company and who are “independent” within the meaning of the Nasdaq listing standards.

     How often did the Board meet during fiscal 2003?

     Regular meetings of our Board of Directors are generally held four times per year, and special meetings are scheduled when required. The Board met ten times during fiscal 2003. During 2003, each director attended at least 75 percent of the total number of meetings of the Board and each committee on which he or she served during fiscal 2003. The Company strongly encourages all directors to attend the annual stockholders meeting. All of our directors attended last year’s annual meeting of the stockholders, except for Mr. Jensen, who was first elected to the Board at last year’s annual meeting.

     Executive sessions of independent directors will be held at least four times a year through meetings of the Nominating/Corporate Governance Committee (whose members comprise all of the independent directors of the Board), and any independent director can request that an additional executive session be scheduled. The presiding director for each of these sessions is rotated among the independent directors, based upon seniority of Board service.

     What committees has the Board established?

     The Board of Directors has three standing committees, the Audit Committee, the Nominating/Corporate Governance Committee, and the Compensation Committee.

		NOMINATING/CORPORATE	COMPENSATION
NAME	AUDIT COMMITTEE	GOVERNANCE COMMITTEE	COMMITTEE
Karl Eller		X	X
Alphonse E. Frei	X	X	X
David Goldman	X	X
Dale M. Jensen		X	X
Paul M. Mecray, III	X	X
Jock Patton	X	X	X

Audit Committee	7 Meetings in Fiscal Year 2003

     The Audit Committee is responsible for reviewing the accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations, and for selecting and meeting with the Company’s independent accountants. The committee, among other matters, reviews with management and the Company’s independent auditors the effectiveness of the accounting and financial controls of the Company, and reviews and discusses the Company’s audited financial statements with management and the independent auditors. The Audit Committee monitors related party transactions during the year in the ordinary conduct of its duties and reports any such matters to the Nominating/Corporate Governance Committee as it deems appropriate. The Audit Committee also must pre-approve all services of the independent accountants, in accordance with the pre-approval policies discussed below under “Relationship With Independent Accountants— Pre-Approval Policy For Audit And Non Audit Fees” on page 29 of this Proxy Statement.

     The Audit Committee operates under a written Audit Committee Charter adopted by the Board, attached to this Proxy Statement as Appendix A. Our Audit Committee is composed of outside directors who are not officers or employees of Swift or its subsidiaries. During fiscal 2003, the Audit Committee consisted of David Goldman (Chairman), Alphonse E. Frei and Lou A. Edwards. The Audit Committee presently consists of David Goldman (Chairman), Alphonse E. Frei, Paul M. Mecray, III and Jock Patton. The Board has determined that each of the current members of the Audit Committee as indicated in the table above is “independent” within the meaning of SEC regulations and Rule 4200(a)(15) of the Nasdaq listing standards (including the heightened independence requirements of audit committee members). In addition, David Goldman serves as the Audit Committee’s financial expert, as defined by the SEC regulations. The report of the Audit Committee is included herein on page 9 of this Proxy Statement.

Nominating/Corporate Governance Committee	4 Meetings in Fiscal Year 2003

     The Nominating/Corporate Governance Committee, formerly the Nominating Committee, is presently responsible for developing and implementing policies and procedures relating to corporate governance. In addition, the Nominating/Corporate Governance Committee identifies qualified individuals to become Board members, consistent with criteria approved by the Board, and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s self-evaluation and evaluation of the Board’s committees. This committee operated as the Nominating Committee until March 2004, when the Board reconstituted the committee as the present Nominating/Corporate Governance Committee, with authority over corporate governance matters, in addition to its nominating function. In March

2004, the Nominating/Corporate Governance Committee was authorized by the Board to evaluate in the future all related party transactions and adopt appropriate policies and procedures for evaluating and approving such related party transactions. The Nominating/Corporate Governance Committee operates under a formal written charter, which is attached to this Proxy Statement as Appendix B. During fiscal 2003, the Nominating Committee consisted of Alphonse E. Frei (Chairman), Lou A. Edwards and Jerry Moyes. The new Nominating/Corporate Governance Committee presently consists of Jock Patton (Chairman), Alphonse E. Frei, David Goldman, Karl Eller, Dale M. Jensen and Paul M. Mecray, III. The Board has determined that each of the current members of the Nominating/Corporate Governance Committee as indicated in the table above is independent within the meaning of SEC regulations and Rule 4200(a)(15) of the Nasdaq listing standards.

Compensation Committee	1 Meeting in Fiscal Year 2003

     The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company’s executive officers, including the Chief Executive Officer, and for administering all of the Company’s incentive compensation and stock plans. The Compensation Committee operates under a formal written charter, which is attached to this Proxy Statement as Appendix C. During fiscal 2003, the Compensation Committee consisted of Earl H. Scudder (Chairman), Alphonse E. Frei, and Jerry Moyes. The Compensation Committee presently consists of Alphonse E. Frei (Chairman), Dale M. Jensen, Karl Eller and Jock Patton. The Board has determined that each of the current members of the Compensation Committee as indicated in the table above is independent within the meaning of SEC regulations and Rule 4200(a)(15) of the Nasdaq listing standards.

Communications With The Board

     Individuals may communicate with the Board of Directors by sending a communication to 2200 South 75th Avenue, Phoenix, Arizona 85043. Communications that are intended specifically for non-management directors should be sent to either of the addresses above to the attention of the Chairman of the Nominating/Corporate Governance Committee.

Director Nomination Process

     Stockholder Nominees. The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board of Directors as described below. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership qualifications and criteria described below. Any stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be submitted to the Secretary of the Company at 2200 South 75th Avenue, Phoenix, Arizona 85043. The Secretary will forward all nominations to the Nominating/Corporate Governance Committee. In addition, the Company’s bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting. For a description of the process for submitting such nominations, and the deadline to propose actions for consideration at next year’s annual meeting, see “Stockholder Proposals And Nominations” on page 30 of this Proxy Statement.

     Director Qualifications. Prospective nominees should have the highest professional and personal ethics and values, as well as a broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to devote to carrying out their duties and to provide insight based upon experience, talent, skill and expertise appropriate for the Board. Each prospective nominee must be willing and able to represent the interests of the stockholders of the Company.

     Identifying and Evaluating Nominees for Directors. The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees to serve as directors. The Nominating/Corporate Governance Committee assesses the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of prospective nominees. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Corporate Governance Committee will seek recommendations from current Board members, professional search firms, outside legal, accounting and other advisors, and stockholders in order to locate qualified nominees. In connection with this evaluation, the Nominating/Corporate Governance Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Nominating/Corporate Governance Committee will interview the prospective nominee. After completing its evaluation, the Nominating/Corporate Governance Committee will make a recommendation to the full Board of Directors as to the persons who should be nominated by the Board, and the Board will determine the nominees after considering the recommendations and reports of the Nominating/Corporate Governance Committee.

Director Compensation

     How are non-employee directors compensated?

     Swift directors who are employees do not receive additional compensation for their service as directors. In 2003, non-employee directors were paid an annual retainer of $20,000 for their service as directors and received $1,500 for attending each board meeting and each committee meeting that was not held on the same date as a board meeting. Beginning in the second quarter of 2003, non-employee directors were paid $500 for telephonic board or committee meetings attended. Non-employee directors were also paid $1,000 for attending each committee meeting held on the same date as a board meeting. As Chairman of the Audit Committee, Mr. Goldman is paid the additional sum of $12,000 per year for such service. Under our Non-Employee Director Stock Option Plan, each non-employee director also receives an option to purchase 5,000 shares of Common Stock every fifth year. These option grants vest and become exercisable over four years beginning on the date of grant, permitting the holder to purchase shares at 85% of their fair market value on the date of grant, which was $11.10 in the case of options granted to Messrs. Frei and Scudder and former director, Lou A. Edwards, in 2000 and $16.37 in the case of options granted to former director, Edward A. Labry in 2001. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted will expire on the sixth anniversary date of the grant. Both employee and non-employee directors are reimbursed for reasonable travel and related expenses incurred in connection with their service on the board and board committees.

     Are employees of Swift Transportation paid additional compensation for service as a director?

     No. We do, however, reimburse them for travel and other related expenses.

Report Of The Audit Committee

     THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY SWIFT UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SWIFT SPECIFICALLY INCORPORATES THIS REPORT.

     The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2003 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), as amended, and SEC rules and regulations, which include, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

     The Audit Committee has received the written disclosures and the letter from our independent accountants, KPMG LLP, required by Independence Standards Board Standard No. 1, Independence Discussion with Audit Committees. Additionally, the Audit Committee has discussed with KPMG the issue of its independence as it relates to us.

     Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to Swift’s Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

David Goldman, Chairman
Alphonse E. Frei

EXECUTIVE OFFICERS OF SWIFT

     The table below sets forth, as of March 31, 2004, certain information concerning our executive officers.

NAME	AGE	POSITION
Jerry Moyes	60	President and Chief Executive Officer—Swift Transportation Co., Inc.

William F. Riley III	57	Senior Executive Vice President—Swift Transportation Co., Inc.

Gary R. Enzor	41	Executive Vice President and Chief Financial Officer—Swift Transportation Co., Inc.

Kevin H. Jensen	49	Executive Vice President—Swift Transportation Co., Inc.

Mark A. Martin	42	Executive Vice President—Swift Transportation Co., Inc.

Rodney K. Sartor	49	Executive Vice President—Swift Transportation Co., Inc.

Michael S. Starnes	59	President and Chief Executive Officer—M.S. Carriers, Inc.

James W. Welch	60	Senior Vice President of Marketing—M.S. Carriers, Inc.

     Except for the employment agreements Swift entered with Mssrs. Starnes and Welch in connection with its merger with M.S. Carriers, Swift does not have fixed term employment contracts with its executive officers. The terms of these employment agreements are summarized below under “Employment Agreements.”

     Gary R. Enzor has served as Executive Vice President and Chief Financial Officer since joining Swift in August 2002. Prior to Swift, he served as the Vice President & CFO of Honeywell Aerospace Electronic Systems. Before Honeywell, Mr. Enzor worked for Dell Computer from 1999 to 2001 in Finance and as the General Manager of Dell’s Higher Education business. He spent from 1984 to 1999 at AlliedSignal in increasingly responsible Information Technology roles, and multiple business CFO and business development positions. Mr. Enzor currently serves on the board of Keystone Montessori School.

     Kevin H. Jensen has served as an Executive Vice President of Swift since December 1994, and was named an executive officer of Swift in October 1996. Mr. Jensen joined Swift in December 1986 and served the Company in various capacities, including Director of Operations — Eastern Division and Vice President — Eastern Division, prior to his promotion to Executive Vice President in December 1994.

     Mark A. Martin has served as an Executive Vice President since February 2004. Prior to joining Swift, Mr. Martin was President of USF Glen Moore from January 2001 until February 2004. Prior to joining USF Glen Moore, Mr. Martin was the Executive Vice President of Marketing and Operations for Werner Enterprises Inc. from May 1989 until January 2001.

     Rodney K. Sartor has served as an Executive Vice President since May 1990, and a Director of Swift from May 1990 to September 2002. Mr. Sartor joined Swift in May 1979. He served as Director of Operations from May 1982 until August 1988 and as a Regional Vice President from August 1988 until May 1990.

     James W. Welch has served as the Senior Vice President of Marketing of M.S. Carriers since May 1989. Mr. Welch joined M.S. Carriers as a Vice President of Sales in 1982 and served in that capacity until his promotion to Senior Vice President of Marketing in May 1989.

     For biographical information regarding Mssrs. Moyes, Riley, and Starnes, see “Information Concerning Directors, Nominees and Officers” above.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to Swift during the three fiscal years ended December 31, 2003, of those persons who were, at December 31, 2003, (i) our Chief Executive Officer and (ii) our eight other most highly compensated executive officers (collectively, the “Named Executive Officers”).

					Long-term compensation
	Annual compensation				Awards		Payouts
						Securities
					Restricted	Underlying		All other
Name and				Other Annual	Stock	Options/	LTIP	Compensation
Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Award(s)($)	SARS	Payouts($)	($)(5)
JERRY MOYES	2003	$675,000	$300,000					$6,300
Chairman of the Board of	2002	$675,000	$300,000					$6,300
Directors, President and	2001	$400,000	$261,532					$153,845
Chief Executive Officer

MICHAEL S. STARNES	2003	$325,000	$175,000					$7,400
President and Chief Executive	2002	$312,472	$175,000					$64,176
Officer of M.S. Carriers, Inc.	2001	$162,864	$87,500					$27,938
subsidiary(1)

WILLIAM F. RILEY III	2003	$325,000	$233,654					$15,390
Senior Executive	2002	$255,769	$212,500					$15,741
Vice President	2001	$250,000	$275,000					$14,210

GARY R. ENZOR	2003	$275,000	$110,000					$7,400
Executive Vice President and	2002	$100,481	$360,000					$—
Chief Financial Officer(2)

PATRICK J. FARLEY	2003	$200,000	$150,000					$7,400
Executive Vice President(3)	2002	$200,000	$150,000					$8,300
	2001	$200,000	$150,000					$7,000

KEVIN H. JENSEN	2003	$200,000	$150,000	$425,875 (4)				$7,400
Executive Vice President	2002	$200,000	$150,000					$8,300
	2001	$200,000	$150,000					$7,000

RODNEY K. SARTOR	2003	$258,461	$91,539					$10,425
Executive Vice President	2002	$200,000	$150,000					$11,334
	2001	$200,000	$150,000					$10,025

JAMES W. WELCH	2003	$200,000	$150,000					$7,400
Senior Vice President of	2002	$200,000	$150,000					$8,300
Marketing of M.S. Carriers,	2001	$100,000	$75,000					$—
Inc. subsidiary (1)

(1)	Mr. Starnes and Mr. Welch joined Swift upon the merger with M.S. Carriers, Inc. on June 29, 2001.

(2)	Mr. Enzor joined Swift on August 5, 2002. The 2002 bonus amount includes a signing bonus of $250,000.

(3)	Mr. Farley retired in March 2004.

(4)	“Other Annual Compensation” for Mr. Jensen includes relocation expenses and related income taxes.

(5)	“All Other Compensation” for each of the Named Officers includes Swift’s contributions in the amount of $7,400 for 2003 ($6,300 for Mr. Moyes), $8,300 for 2002 ($6,300 for Mr. Moyes), and $7,000 for 2001, pursuant to the Swift Transportation Co., Inc. Retirement Plan, a 401(k) profit sharing plan (the “401(k) Plan”), except for Mr. Starnes and Mr. Welch who did not enter the 401(k) Plan until 2002. The balance of compensation included in “All Other Compensation” for Mr. Moyes during each of the identified periods represents Swift payments of premiums under two term life insurance policies with a combined face amount of $20 million for the benefit of Mr. Moyes and his spouse. The aggregate annual premiums paid by Swift under these polices were $0, $0 and $146,845 in 2003, 2002 and 2001, respectively. Swift’s purpose in procuring and maintaining these policies is to ensure that, in the event of the Moyes’ deaths, their estate would be able to satisfy estate taxes without having to sell a large block of Swift Common Stock, which might adversely affect the market for the Common Stock. The balance of compensation included in “All Other Compensation” for Mr. Starnes during each of the identified periods represents payments of life insurance policy premiums. The balance of compensation included in “All Other Compensation” for Mssrs. Riley and Sartor during each of the identified periods represents Swift payments of term life and disability insurance premiums on behalf of Messer’s Riley and Sartor. The amount of such insurance premiums paid on behalf of Mr. Riley during 2003, 2002 and 2001 was $7,990, $7,441 and $7,210, respectively. The amount of such insurance premiums paid on behalf of Mr. Sartor during 2003, 2002 and 2001 was $3,025, $3,034 and $3,025, respectively. Swift does not pay such premiums for Mr. Enzor, Mr. Jensen or Mr. Farley. In addition to the amounts in the Summary Compensation Table above, Swift made contingent deposits of $608,864 in 2003, $608,864 in 2002 and $608,864 in 2001 to an investment account on behalf of Mr. Riley pursuant to a Nonqualified Deferred Compensation Agreement.

Options/SAR Grants In Last Fiscal Year

Individual Grants
		Percent of		Market
	Number of	Total		Price At		Potential Realizable Value At
	Securities	Options/SARs	Exercise	Dates		Assumed Annual Rates of Stock Price
	Underlying	Granted To	Or Base	Of		Appreciation For Option Term
	Option/SARs	Employees In	Price	Grant	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	($/Sh)	Date	0% ($)	5% ($)	10% ($)
Jerry Moyes Chairman of the Board of Directors, President and Chief Executive Officer	—	—	—	—	—	—	—	—

Michael S. Starnes President of M.S. Carriers, Inc. subsidiary	—	—	—	—	—	—	—	—

William F. Riley III Senior Executive Vice-President	25,000 (1)	1%	$18.54	$21.81	8/12/2013	$81,750	$424,750	$950,750

Gary R. Enzor Executive Vice President and Chief Financial Officer	20,000 (1)	(2)	$19.28	$22.68	11/4/2013	$68,000	$353,200	$791,000

Patrick J. Farley Executive Vice-President	10,000 (3)	(2)	$18.54	$21.81	8/12/2013	$32,700	$169,900	$380,300

Kevin H. Jensen Executive Vice-President	—	—	—	—	—	—	—	—

Rodney K. Sartor Executive Vice-President	10,000 (3)	(2)	$18.54	$21.81	8/12/2013	$32,700	$169,900	$380,300

Individual Grants
Market
	Number of	Percent of Total		Price At		Potential Realizable Value At
	Securities	Options/SARs	Exercise	Dates		Assumed Annual Rates of Stock Price
	Underlying	Granted To	Or Base	Of		Appreciation For Option Term
	Option/SARs	Employees In	Price	Grant	Expiration
Name	Granted (#)	Fiscal Year	($/Sh)	($/Sh)	Date	0% ($)	5% ($)	10% ($)
James W. Welch Senior Vice President of Marketing of M.S. Carriers, Inc. subsidiary	—	—	—	—	—	—	—	—

(1)	One-fifth of options are exercisable on the first anniversary of grant and one-fifth on each successive year.

(2)	Less than 1% of options granted in 2003.

(3)	One-ninth of options are exercisable on the first anniversary of grant and one-ninth on each successive year.

Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values

     The table below sets forth information with respect to the exercise of stock options during the fiscal year ended December 31, 2003, by the Named Executive Officers. The number of options and the option exercise price reflect:

*	a 3-for-2 stock split treated as a dividend, effected on November 18, 1993, of one share of Common Stock for every two shares of Common Stock outstanding;

*	a 2-for-1 stock split treated as a dividend of one share of Common Stock for each share outstanding effected on November 18, 1994;

*	a 3-for-2 stock split treated as a dividend, effected on March 12, 1998, of one share of Common Stock for every two shares of Common Stock outstanding; and

*	a 3-for-2 stock split treated as a dividend, effected on April 10, 1999, of one share of Common Stock for every two shares of Common Stock outstanding.

					Value of unexercised
	Shares		Number of unexercised		In-the-money options
	Acquired on		Options at fiscal year end(#)		At fiscal year end ($)
	Exercise	Value realized
Name	(#)(1)	($)(2)	Exercisable	Unexercisable	Exercisable(3)	Unexercisable(3)
Jerry Moyes Chairman of the Board of Directors, President and Chief Executive Officer(4)	—	—	—	1,000,000	—	$4,230,000

Michael S. Starnes President of M.S. Carriers, Inc. subsidiary(5)	102,000	$793,560	186,000	95,000	$1,229,450	$511,560

William F. Riley III Senior Executive Vice-President(6)	112,500	$605,250	—	25,000	—	$61,953

Gary R. Enzor Executive Vice President and Chief Financial Officer(7)	—	—	—	120,000	—	$741,990

Patrick J. Farley Executive Vice President(8)	6,525	$95,956	35,342	122,133	$363,420	$1,157,675

Kevin H. Jensen Executive Vice President(9)	—	—	76,667	197,333	$865,154	$2,070,456

Rodney K. Sartor Executive Vice President(10)	—	—	16,667	93,333	$165,277	$851,149

Value of unexercised
	Shares		Number of unexercised		In-the-money options
	Acquired on		Options at fiscal year end(#)		At fiscal year end ($)
	Exercise	Value realized
Name	(#)(1)	($)(2)	Exercisable	Unexercisable	Exercisable(3)	Unexercisable(3)
James W. Welch Senior Vice President of Marketing of M.S. Carriers, Inc. subsidiary (11)	34,000	$337,544	143,500	154,500	$1,016,610	$823,128

(1)	Represents shares of Common Stock acquired by Mssrs. Riley and Farley pursuant to exercise of options under Swift’s 1990 Stock Option Plan. The exercise price for such shares was $10.01 for Mr. Riley and $5.62 for 2,025 shares and $8.12 for 4,500 shares for Mr. Farley. Shares of Common Stock acquired by Mssrs. Starnes and Welch pursuant to exercise of options under M.S. Carrier’s Stock Option Plan. The exercise price for such shares was $12.79 for Mr. Starnes and $12.21 for Mr. Welch.

(2)	Based on the $15.39 and $20.57, last reported sale price of Swift Common Stock on February 5, 2003, for Mr. Riley and December 4, 2003 for Mr. Starnes. For Mr. Farley based on $22.05, actual sales price on July 28, 2003 for 6,525 shares and for Mr. Welch, $22.28, actual sales price on July 28, 2003 regarding 15,400 shares and $22.02, actual sales price on July 29, 2003 regarding 18,600 shares.

(3)	Based on the $21.02 last reported sales price of Swift Common Stock on December 31, 2003.

(4)	In June 2002 Mr. Moyes was granted options to purchase 1,000,000 shares at $16.79 per share. One-third of the shares underlying such options first become exercisable in June 2005. Thereafter, one-third of the options become exercisable in each successive year. These options will terminate in June 2012.

(5)	Mr. Starnes was granted options in 1993 and 1996 covering 102,000 and 51,000 shares of Swift’s Common Stock, respectively. The exercise price of these options is $12.79 and $10.59, respectively. These options became exercisable on June 29, 2001. Mr. Starnes exercised the 102,000 options in December 2003. In June 2001, Mr. Starnes was granted an additional 120,000 options of Swift’s Common Stock at $16.37 per share. Beginning June 2002, these options begin vesting at a rate of one-third per year. In October 2002, Mr. Starnes was granted 110,000 options of Swift’s Common Stock at $15.10 per share. Beginning June 2003, these options begin vesting at a rate of one-half per year. All of Mr. Starnes’s options terminate on the ten-year anniversary of the date of grant.

(6)	In 1997 Mr. Riley was granted options to purchase 112,500 shares at $10.01 per share. One-third of the shares underlying such options first became exercisable in April 2000. Thereafter, one-third of the options become exercisable in each successive year. Mr. Riley exercised these options on February 5, 2003. In August 2003, Mr. Riley was granted options to purchase 25,000 shares at $18.54 per share. One-fifth of the shares underlying such options first become exercisable in August 2004. Thereafter, one-fifth of the options become exercisable in each successive year. These options will terminate in August 2014.

(7)	In August 2002, Mr. Enzor was granted 100,000 options of Swift’s Common Stock at $13.95 per share. Beginning August 2005, 66,666 options begin vesting at a rate of one-third per year. The remaining 33,334 options begin vesting in August, 2007 at a rate of one-fifth per year. These options terminate in August 2012. In November 2003, Mr. Enzor was granted options to purchase 20,000 shares at $19.28 per share. One-fifth of the shares underlying such options first become exercisable in November 2004. Thereafter, one-fifth of the options become exercisable in each successive year. These options will terminate in August 2014.

(8)	Mr. Farley was granted options in January 1995, December 1995, April 1997, and July 1997 covering 5,625, 3,375, 22,500, and 22,500 shares of Swift’s Common Stock, respectively. The respective exercise prices for such grants were $8.12, $5.62, $10.01, and $11.17. One-fifth of each such option grant becomes exercisable on the fifth anniversary of the grant and one-fifth of each such grant becomes exercisable in each successive year thereafter. In 2000, Mr. Farley was granted options to purchase 100,000 shares at $11.10 per share. Beginning June 2003, 50,000 options begin vesting at a rate of one-third per year. The remaining 50,000 options begin vesting in June 2005 at a rate of one-fifth per year. All of Mr. Farley’s options terminate on the ten-year anniversary of the date of grant. In August 2003, Mr. Farley was granted options to purchase 10,000 shares at $18.54 per share. One-ninth of the shares underlying such options first become exercisable in August 2004. Thereafter, one-ninth of the options become exercisable in each successive year. All of Mr. Farley’s option became exercisable in March 2004 at his retirement date.

(9)	Mr. Jensen was granted options in 1994, 1997, and 1998 covering 45,000, 90,000, and 75,000 shares of Swift’s Common Stock, respectively. The exercise price for each of Mr. Jensen’s options is $4.87, $10.01 (as to 45,000 shares subject to options granted in 1997) and $10.39 (as to 45,000 shares subject to options granted in 1997), and $10.02, respectively. One-fifth of each such option grant becomes exercisable on the fifth anniversary of the grant and one-fifth of each such grant becomes exercisable in each successive year thereafter. In 2000, Mr. Jensen was granted options to purchase 100,000 shares at $11.10 per share. Beginning June 2003, 50,000 options began vesting at a rate of one-third per year. The remaining 50,000 options begin vesting in June 2005 at a rate of one-fifth per year. All of Mr. Jensen’s options terminate on the ten-year anniversary of the date of grant.

(10)	In 2000, Mr. Sartor was granted options to purchase 100,000 shares at $11.10 per share. Beginning June 2003, 50,000 options begin vesting at a rate of one-third per year. The remaining 50,000 options begin vesting in June 2005 at a rate of one-fifth per year. These options will terminate in June 2010. In August 2003, Mr. Sartor was granted options to purchase 10,000 shares at $18.54 per share. One-ninth of the shares underlying such options first become exercisable in August 2004. Thereafter, one-ninth of the options become exercisable in each successive year. These options will terminate in August 2013.

(11)	Mr. Welch was granted options in 1996 and 1997 covering 34,000 shares in each year. The exercise price of these options is $10.59 and $12.90, respectively. These options became exercisable on June 29, 2001. In June 2001, Mr. Welch was granted an additional 120,000 options of Swift’s Common Stock at $16.37 per share. Beginning June 2002, these options began vesting at a rate of one-fifth per year. In October 2002, Mr. Welch was granted 110,000 options of Swift’s Common Stock at $15.10 per share. Beginning June 2003, these options began vesting at a rate of one-fourth per year.

Equity Compensation Plan Information As Of December 31, 2003

     The following table summarizes, as of December 31, 2003, information about compensation plans under which equity securities of the Company are authorized for issuance:

	Number of securities to be	Weighted-average	Number of securities
	issued upon exercise of	exercise price of	remaining available for future
	outstanding options,	outstanding options,	issuance under equity
Plan category	warrants and rights	warrants and rights	compensation plans
Equity compensation plans approved by security holders	8,298,723	$14.50	9,078,883 (1)

Equity compensation plans not approved by security holders	—	—	—

Total	8,298,723	$14.50	9,078,883

(1)	Of these shares, 2,065,000 remain available for purchase under the 1994 Employee Stock Purchase Plan.

Employment Agreements

     In connection with our merger with M.S. Carriers, Inc. in June 2001, we entered into employment agreements with Michael S. Starnes and James W. Welch. Swift has a deferred compensation agreement with Mr. Riley, the contribution to which is described in footnote (3) to the Summary Compensation Table.

     Under Mr. Starnes’ employment agreement, he serves as the top executive officer of our M.S. Carriers subsidiary for a period that commenced on June 29, 2001 and ends on June 29, 2004. During his employment term, Mr. Starnes is paid an annual base salary of $325,000 and receives a minimum annual bonus of $175,000. Pursuant to Mr. Starnes’ employment agreement, Swift will pay premiums under a split dollar life insurance policy until April 7, 2011, when Mr. Starnes attains the age of 65. The premiums are currently being paid out of the cash surrender value of the policy. A trust established by Mr. Starnes owns this policy and his beneficiary will be entitled to the benefits, after repaying the premiums advanced. Mr. Starnes’ employment agreement also provides that he will be entitled to participate in employee benefit plans of Swift that generally apply to comparable employees of Swift.

     The employment agreement for Mr. Welch provides for a five-year term, commencing June 29, 2001, an annual base salary of $200,000, and a minimum annual bonus of $150,000. Until termination of employment, Swift will keep in force existing split dollar life insurance policies on the life of Mr. Welch and provide him with an additional $1 million term life insurance policy. The premiums on the split dollar life insurance policies are currently being paid out of the cash surrender value of such policies. In addition, Mr. Welch is entitled to participate in employee benefit plans of Swift that generally apply to comparable employees of Swift.

     In the event that Swift sells all or substantially all of its assets, or merges with or into another corporation, stock options outstanding are required to be assumed or equivalent options are required to be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless Swift’s Board of Directors determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the option holder shall have the right to exercise his or her option, including shares as to which such option would not otherwise be exercisable. If the Board makes options fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify the option holder that the option is fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the term of the option) and the option will terminate upon the expiration of such period.

Compensation Committee Report On Executive Compensation

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY SWIFT UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT SWIFT SPECIFICALLY INCORPORATES THIS REPORT.

     The Compensation Committee has furnished the following report on executive compensation for fiscal 2003.

     Swift’s General Philosophy on Executive Compensation. Swift’s compensation program for executive officers consists of three key elements:

•	a base salary;

•	a performance-based annual bonus; and

•	long-term incentives in the form of stock option grants.

Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, which are generally available to all employees of Swift Transportation.

     The Compensation Committee believes that this three-part approach best serves the interests of Swift and its stockholders. As described more fully below, each element of Swift’s executive compensation program has a somewhat different purpose.

     The three-part approach enables Swift to meet the requirements of the competitive environment in which it operates, while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of the stockholders. Under this approach, compensation for these officers is ultimately based upon:

•	the Compensation Committee’s assessment of the executive officers’ performance;

•	the continuing demand for superior executive talent;

•	Swift’s overall performance both individually as a company and as compared to its peers; and

•	Swift’s future objectives and challenges.

     Swift’s philosophy is to pay base salaries to executives that reward these executives for ongoing performance throughout the year and that enable Swift to attract, motivate and retain highly qualified executives. The annual bonus program is designed to reward executives for performance and is based primarily on Swift’s financial results. The Compensation Committee’s discretion in determining the annual bonus of Michael Starnes and James Welch is somewhat limited in that the employment agreements Swift has entered into with these executives provide for minimum annual bonuses. Stock option grants give executives an opportunity to obtain equity in Swift. Stock options result in minimal or no rewards if Swift’s stock price does not appreciate but provide substantial rewards to executives if Swift’s stock price appreciates. Stock options also provide an incentive for outstanding performance in the long term. The Compensation Committee believes that this mix of short- and long-term compensation components provides a balanced approach that enables Swift to attract and retain experienced executives, rewards such executives for their individual and collective contribution to the profitability of Swift, and ensures that the incentives of Swift’s executives are aligned with the best interests of its stockholders.

     The Compensation Committee’s recommendations concerning the specific fiscal 2003 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer’s level of responsibility, performance, current salary and prior-year bonus and other compensation awards. As noted below, the Compensation Committee’s specific decisions involving fiscal 2003 executive officer compensation were ultimately based upon the Committee’s judgment regarding the individual executive officer’s performance, potential future contributions, and whether each payment or award would provide an appropriate reward and incentive for such officer to sustain and enhance Swift’s long-term performance. A more detailed breakdown of the Compensation Committee’s decisions with respect to each of the three key elements of Swift’s executive compensation program follows.

     Base Salary. In setting base salaries of senior management for 2003, including the salary of Jerry Moyes, Swift’s Chief Executive Officer, the Compensation Committee reviewed and considered:

•	compensation information disclosed by similar publicly held truckload motor carriers (all of which carriers are included in the Nasdaq Trucking and Transportation Stocks Index);

•	the financial performance of Swift, as well as the role and contribution of the particular executive with respect to such performance; and

•	nonfinancial performance related to the individual executive’s contributions.

     The Compensation Committee believes that the annual salaries of Swift’s Chief Executive Officer, Senior Executive Vice President and its Executive Vice Presidents are at or slightly below median level salaries of executives performing in similar positions at other publicly held truckload motor carriers of comparable size. However, the Committee believes that, when the base salary and annual bonus for Swift’s executives are aggregated, its compensation package is competitive with those provided to similarly situated executives in the truckload motor carrier industry. The Committee has taken particular note of management’s success in growing Swift in terms of revenue.

     Annual Bonuses. The Compensation Committee annually considers the award of bonus compensation to executive officers as additional compensation based upon individual and Company financial performance. Company financial performance is measured by review of a variety of factors, including earnings per share, operating ratios, revenue growth, and size and performance relative to similarly situated trucking industry competitors. The Compensation Committee evaluates individual performance based upon contribution to financial performance goals and review of other qualitative and quantitative factors. Accordingly, in years in which Swift’s performance goals are exceeded, bonus compensation will tend to be higher. The Compensation Committee believes that this policy properly motivates the executive officers to perform to the greatest extent of their abilities to generate the highest attainable profits for Swift and to achieve increased stockholder value. As noted above, the employment agreements Swift entered into with Michael Starnes and James Welch in connection with the M.S. Carriers merger provide for minimum annual bonuses. In addition, if approved by the stockholders, the Committee will administer the Swift 2004 Executive Management Incentive Plan.

     Stock Options. Swift believes that it is important for executives to have an equity stake in Swift in order to encourage them to focus on long-term prospects. Toward this end, Swift makes option grants to its executive officers from time to time pursuant to the Plan. In making option grants to Swift’s executive officers, the Compensation Committee evaluates the individual officer’s past and expected future contributions to Swift’s achievement of its long-term performance goals.

     Compensation of Swift’s Chief Executive Officer. The two members of the Compensation Committee other than Mr. Moyes evaluate the Chief Executive Officer’s performance and make recommendations regarding the level of his compensation to the Board of Directors. Due primarily to his significant contributions to Swift and the Company’s dependence on his services, Mr. Moyes’ base salary is set significantly above the base salaries for the other executive officers. The Committee believes that Mr. Moyes’ total compensation is appropriate compared to the total compensation paid to CEOs of comparable publicly held truckload motor carriers, especially in light of Swift’s operating results and the increase in stockholder value over time.

Earl H. Scudder, Chairman
Alphonse E. Frei
Jerry Moyes

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In fiscal 2003, the Compensation Committee consisted of Earl H. Scudder (Chairman), Alphonse E. Frei, and Jerry Moyes. David Goldman and Dale M. Jensen joined the Committee in February 2004, however Mr. Goldman is no longer a member of the Committee. The Compensation Committee presently consists of Alphonse E. Frei (Chairman), Dale M. Jensen, Karl Eller and Jock Patton. Mr. Moyes also serves as the President and Chief Executive Officer of Swift.

     Swift obtains drivers for the owner-operator portion of its fleet by entering into contractual arrangements either with individual owner-operators or with fleet operators. Fleet operators maintain a fleet of tractors and directly negotiate with a pool of owner-operators whose services the fleet operator then offers to Swift. The largest single fleet operator with whom Swift does business is Interstate Equipment Leasing, Inc. (“IEL”), a corporation wholly-owned by Jerry Moyes, Swift’s Chief Executive Officer. Swift pays the same or comparable rate per mile for purchased transportation services to IEL that it pays to independent owner-operators and other fleet operators. Swift’s use of IEL owner-operators permits Swift to expand its base of owner-operators, while avoiding the additional staffing and overhead costs that would be required to directly oversee the owner-operator portion of Swift’s fleet. During 2003, Swift paid $17.3 million to IEL for purchased transportation services.

     Swift also purchases new tractors and sells them to IEL at a mark up over Swift’s cost. Both the purchase price of the tractors and Swift’s margin are prepaid by IEL before Swift acquires the tractors. IEL then leases the tractors to its pool of owner-operators, including owner-operators that haul loads for Swift. Swift believes this arrangement allows it to obtain ready access to IEL’s pool of owner-operators while avoiding the carrying and overhead costs associated with owning the tractors and leasing them to owner-operators. In 2003, Swift acquired new tractors and sold them to IEL for $54.0 million, and recognized fee income of $1.9 million.

     In addition, Swift sells used tractors and provides repair services and driver trainees to IEL. Repair services are generally charged to IEL based on the same rates charged to other owner-operators. During 2003, Swift sold used revenue equipment to IEL totaling $319,000 and recognized a gain of $23,000. At December 31, 2003, nothing was owed to Swift for this equipment. In 2003, Swift received $4.9 million from IEL for repair services and was paid $135,000 by IEL for various other services (including reimbursement of driver trainee salary).

     Swift provides transportation, repair, facilities leases and other services to several trucking companies affiliated with Jerry Moyes as follows:

     Two trucking companies affiliated with Jerry Moyes hire Swift for truckload hauls for their customers: Central Freight Lines, Inc. (Central Freight), a publicly traded less-than truckload carrier and Central Refrigerated Service, Inc. (Central Refrigerated), a privately held refrigerated truckload carrier. Jerry Moyes owns an approximately 40% interest in Central Freight and serves as its Chairman. Mr. Moyes is the principal stockholder of Central Refrigerated. Swift also provides repair, facilities leases and other truckstop services to Central Freight and Central Refrigerated. Swift recognized $22.6 million in operating revenue in 2003 for these services to Central Freight and Central Refrigerated.

     The rates that Swift charges Central Freight and Central Refrigerated for transportation services, in the case of truckload hauls, are market rates comparable to what it charges its regular customers, thus providing Swift with an additional source of operating revenue at its normal freight rates. The rates charged for repair and other truckstop services are comparable to what Swift charges its owner operators, which is at a mark up over Swift’s cost. In addition, Swift leases facilities from Central Freight and paid $612,000 to the carrier for facilities rental in 2003.

     Swift provides freight services for SME Industries, Inc., a corporation in which Jerry Moyes is majority shareholder. The rates paid by SME Industries, Inc. for these services are comparable to the rates charged by Swift to unrelated parties. In 2003, SME Industries, Inc. paid the Company $134,000 for freight services.

     Swift Aviation Services, Inc. and Swift Air, Inc., corporations wholly owned by Jerry Moyes, provide air transportation services to Swift. Swift believes that the services obtained from these entities provide a cost savings to Swift when compared to the costs to Swift of leasing or otherwise acquiring a comparable aircraft. These services totaled $577,000 for the year ended December 31, 2003.

     Swift performs repair and maintenance services for vehicles owned by Jerry Moyes. These services totaled $92,000 in 2003.

     Swift obtains legal services from Scudder Law Firm. Earl Scudder, a director of Swift, is a member of Scudder Law Firm. The rates charged to Swift for legal services reflect market rates charged by unrelated law firms for comparable services. In 2003, Swift incurred fees for legal services from Scudder Law Firm in the amount of $341,000.

     All of the foregoing arrangements were approved by the independent members of the Board of Directors.

STOCK PRICE PERFORMANCE GRAPH

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
SWIFT TRANSPORTATION CORPORATION, THE NASDAQ STOCK INDEX
AND THE NASDAQ TRUCKING AND TRANSPORTATION STOCKS INDEX

     The graph below compares cumulative total return of the Company, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Trucking and Transportation Stocks Index from December 31, 1998 to December 31, 2003. The graph assumes that $100 was invested on December 31, 1998, and any dividends were reinvested.

	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02	12/31/03
Swift Transportation	100	94.312	106.02	115.101	107.117	112.479
NASDQ Stock Market (US)	100	185.428	111.832	88.71	61.331	91.701
Trucking & Transportation Index	100	95.308	86.629	102.434	104.324	149.426

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for Mr. Martin did not timely file a Form 3, Messrs. Goldman, Jensen, Sartor, Farley, Riley and Martin did not timely file a Form 4 and Mr. Starnes did not timely file a Form 5. All transactions were reported on subsequent filings.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT AND RELATED
STOCKHOLDER MATTERS

     The following table sets forth, as of March 31, 2004, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by each director and Named Executive Officer of Swift and by all directors and executive officers of Swift as a group.

	Shares		Percent
Name and Address of Beneficial Owner(1)	Beneficially Owned		Owned
Jerry Moyes	19,275,067	(2)	23.74%
Ronald G. Moyes	9,018,353	(2)	11.11%
Michael S. Starnes	2,345,241	(3)	2.88%

	Shares		Percent
Name and Address of Beneficial Owner(1)	Beneficially Owned		Owned
William F. Riley III	419,136	(4)	*
Alphonse E. Frei	7,875		*
David Goldman	3,000	(5)	*
Dale M. Jensen	2,000	(5)	*
Earl H. Scudder	32,200	(6)	*
Jock Patton	1,000		*
Karl Eller	—		—
Paul M. Mecray, III	20,250		*
Gary R. Enzor	7,282		*
Patrick J. Farley	57,475	(7)	*
Kevin H. Jensen	36,419	(8)	*
Rodney K. Sartor	10,292		*
James W. Welch	145,584	(9)	*
PEA Capital LLC	5,513,950		6.79%
All Directors and Named Officers as a group (15 persons)	22,326,437		27.41%

*	Represents less than 1% of the Company’s outstanding Common Stock.

(1)	The address of each officer, director and Ronald G. Moyes is 2200 South 75th Avenue, Phoenix, Arizona 85043. The address of PEA Capital LLC is 1345 Avenue of the Americas, 49th Floor, New York, New York 10105. Information with respect to PEA Capital LLC is based upon statements on Schedule 13G filed by such entiity with the Securities and Exchange Commission.

(2)	The shares beneficially owned by Jerry Moyes are held by him, as follows: (i) 18,748,817 shares are held as a co-trustee of the Jerry and Vickie Moyes Family Trust, (ii) 33,750 shares are held by VJM Investments, LLC, a limited liability company in which Mr. Moyes has controlling interest, and (iii) 492,500 shares are held by SME Industries, Inc. of which Jerry Moyes is the majority shareholder. The shares shown for Jerry Moyes do not include the 9,018,353 shares held by (i) the Moyes Children’s Limited Partnership, the sole general partner of which is Ronald Moyes, who has sole investment and voting power over the limited partnership and (ii) seven irrevocable trusts for the benefit of six children of Jerry and Vickie Moyes and by an irrevocable trust for the benefit of Jerry and Vickie Moyes and six of their children, the sole trustee of each of which is Ronald Moyes, who has sole investment and voting power over the shares held by the trusts. The Moyes Children’s Limited Partnership previously pledged 1,300,000 shares to an unaffiliated third party under a variable prepaid forward contract dated May 8, 2001. This forward contract was terminated on March 30, 2004. The shares shown for Jerry Moyes also do not include 360,000 shares held by an irrevocable trust for the children of Jerry and Vickie Moyes, the sole trustee of which is Gerald F. Ehrlich, who has sole investment and voting power. Of the shares held by the Jerry and Vickie Moyes Family Trust and the Moyes Children’s Limited Partnership, 18,324,854 and 8,995,832 shares, respectively, have been pledged to secure loans with lending institutions.

(3)	Includes options to purchase 186,000 shares exercisable within 60 days.

(4)	Excludes 2,700 shares held by Mr. Riley’s spouse. Includes 125,000 shares pledged to an unaffiliated third party under a variable prepaid forward contract.

(5)	Includes options to purchase 2,000 shares exercisable within 60 days.

(6)	Includes options to purchase 5,000 shares exercisable within 60 days and 8,700 shares held by Mr. Scudder’s spouse.

(7)	Includes options to purchase 57,475 shares exercisable within 60 days.

(8)	Includes options to purchase 9,000 shares exercisable within 60 days.

(9)	Includes options to purchase 143,500 shares exercisable within 60 days.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     The Company purchased $2.4 million of refrigeration units and parts in 2003 from Thermo King West, a Thermo King franchise owned by William F. Riley III, an executive officer of Swift. Thermo King Corporation, a unit of Ingersoll-Rand Company Limited, requires that all purchases of refrigeration units be made through one of its franchisees. Thermo King West is the exclusive franchisee in the southwest. Pricing terms are negotiated directly with Thermo King Corporation, with additional discounts negotiated between Swift and Thermo King West once pricing terms are fixed with Thermo King Corporation. Thermo King Corporation is one of only two companies that supplies refrigeration units that are suitable for Swift’s needs. For 2004, Swift intends to negotiate with both suppliers and award the contract to one of them based on such negotiations.

     Swift purchases truck parts from Trucks West, which is controlled by William F. Riley, III. The per-part costs paid by Swift to Trucks West are comparable to costs that would be paid to an unaffiliated supplier. These purchases totaled $60,000 in 2003.

     Hard 4, an entity controlled during 2003 by family members of William F. Riley, III, sells apparel and other merchandise to Swift for resale in the Company’s store. These purchases totaled $427,000 in 2003. The Riley family members have sold their Hard 4 interests.

     See “Compensation Committee Interlocks and Insider Participation” above for a description of certain transactions between the Company and members of the Compensation Committee. Swift believes that the terms of the foregoing transactions, including those set forth above under “Compensation Committee Interlocks and Insider Participation”, were as favorable to Swift as those that would have been available from an independent third party. All of these arrangements were approved by the independent members of the Board of Directors.

APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL NO. 2)

     The Company is asking the stockholders to approve a proposed amendment to the Company’s 1994 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares, bringing the total number of shares issuable under the ESPP to 6,500,000 and to extend the termination date of the plan from November 18, 2004 to November 18, 2014. In March 2004, the Board of Directors approved the increase of shares to be reserved for the ESPP and the extension of the ESPP’s termination date, subject to approval by the stockholders.

     We have summarized below the key provisions of the Plan. Because it is a summary, it may not contain all of the information that is important to you. The summary is qualified in its entirety by reference to the full text of the Form of Amendment to the 1994 Employee Stock Purchase Plan, which is attached as Appendix D to this Proxy Statement, and the 1994 Employee Stock Purchase Plan, which is incorporated by reference to Exhibit 10.9 of Swift’s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

     Purpose. The purpose of the ESPP is to encourage stock ownership by all eligible employees of the Company so that they may share in the growth of the Company and to encourage employees to remain in the employment of the Company. The ESPP is intended to qualify as an “Employee Stock Purchase Plan” as that term is defined under Section 423 of the Internal Revenue Code.

     Administration. The Board appointed the Compensation Committee to administer the ESPP. However, the Board has reserved the right to administer the ESPP at its discretion. The Board has the authority and power to establish and revise rules, procedures and regulations relating to the ESPP, determine the conditions subject to which any ESPP benefits may be payable, resolve all questions concerning status and rights of participants thereunder, and terminate the ESPP.

     Eligibility. Under the 1994 Employee Stock Purchase Plan, the Company is authorized to issue up to 4,500,000 shares of common stock to employees whose customary employment with the Company or a subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. Approximately one percent of eligible employees have participated in the ESPP in the last three fiscal years. Under the ESPP, the Company sold 2,435,000 shares to employees through the period ending December 31, 2003.

     Rights; Purchase Price. The purchase price of the stock is eighty-five percent (85%) of the lower of the beginning-of-period or end-of-period (each period being the first and second six calendar months) market price. However, no employee is granted the option to purchase Company stock if, (i) immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary or (ii) such grant would exceed fifteen percent (15%) percent of their annual base earnings ($25,000 maximum participation) withheld to purchase the Company’s common stock.

     Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way, other than by will or the laws of descent and distribution, by the employee.

     Exercise. At the expiration of each six-month offering period, each employee’s right to purchase shares of common stock will be exercised automatically, and the maximum number of full shares subject to option shall be purchased for such employee at the applicable option price with the accumulated payroll deductions in his account.

     Participation; Withdrawal; Termination. An eligible employee may become a participant in the ESPP by filing out an ESPP enrollment form and may withdraw at anytime prior to the expiration of an offering period and the payroll deductions credited to such employee’s account during the offering period will be returned to the employee. Upon termination of the employment relationship or death, any payroll deductions credited to the employee’s account will be returned to the employee and the employee’s option will automatically terminate.

     Duration. The ESPP will automatically terminate on November 18, 2004 if the proposed amendment is not approved. The Board may suspend or terminate the ESPP at any time, provided that no such amendment or termination will affect rights to purchase outstanding shares under the ESPP. Stockholder approval is required to amend the ESPP to materially increase the number of shares that may be issued under the ESPP.

     Federal Income Tax Information. Participation in the ESPP is intended to qualify for the favorable federal tax treatment accorded “employee stock purchase plans” under Section 423 of the Internal Revenue Code. The Company believes that under present law the following Federal income tax consequences would generally result under the ESPP. Rights to purchase share under the ESPP are intended to constitute “options” issued pursuant to an “employee stock purchase plan” within the meaning of Section 423 of the Code:

(1)	No taxable income results to the participants upon the grant of a right to purchase or upon the purchase of shares for his or her account under the Plan (although the amount of a participant’s payroll contributions under the ESPP will be taxable as ordinary income to the participant).

(2)	If the participant disposes of shares less than two years after the first day of a offering period with respect to which he or she purchased the shares, the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant’s payroll deductions used to purchase the shares.

(3)	If the participant holds the shares for at least two years after the first day of a offering period with respect to which he or she purchased the shares, at the time the participant disposes of the shares he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the amount of the participant’s payroll deductions used to purchase the shares, and (ii) the fair market value of the shares on the date of disposition minus the amount of the participant’s payroll deductions used to purchase the shares.

(4)	In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the stock and the participant’s basis in the stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in (2) and (3) above).

(5)	If the statutory holding period described in (2) and (3) above is satisfied, the Company will not receive any deduction for federal income tax purposes with respect to any discount in the sale price of stock applicable to such participant. If such statutory holding period is not satisfied, the Company generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

The foregoing provides only a general description of the application of federal income tax laws to the ESPP. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

     Benefits to Named Executive Officers and Others. It is not presently possible to determine, with respect to the persons and groups shown in the table below, the number of shares to be purchased in the future by such person or groups pursuant to the ESPP. Therefore, the following table sets forth the information pertaining to shares that have been purchased as of December 31, 2003 pursuant to the ESPP. The closing price of the Company’s common stock on the Nasdaq National Market was $21.02 per share as of December 31, 2003, the last business day of the Company’s 2003 fiscal year.

Swift Transportation Co., Inc.

1994 Employee Stock Purchase Plan

Name and Position	Dollar Value ($)	Number of Units
JERRY MOYES Chairman of the Board of Directors, President and Chief Executive Officer	—	—

MICHAEL S. STARNES President and Chief Executive Officer of M.S. Carriers, Inc. Subsidiary	—	—

WILLIAM F. RILEY III Senior Executive Vice President	$47,235	12,920

GARY R. ENZOR Executive Vice President and Chief Financial Officer	$5,066	1,282

PATRICK J. FARLEY Executive Vice President	$9,123	2,367

KEVIN H. JENSEN Executive Vice President	$42,639	11,005

RODNEY K. SARTOR Executive Vice President	$34,708	9,964

JAMES W. WELCH Senior Vice President of Marketing of M.S. Carriers, Inc. subsidiary	$12,249	2,756

Name and Position	Dollar Value ($)	Number of Units
Executive Group	$151,020	40,294

Non-Executive Director Group	—	—

Non-Executive Officer Employee Group	$9,339,634	2,394,600

     As of the Record Date, 2,065,000 shares were available for future issuance under the ESPP. The Board of Directors believes that the current number of shares of common stock that remain available for future issuance will be insufficient to achieve the purposes of the ESPP unless the additional shares are authorized and approved by the stockholders. The Board also believes that the addition of shares and the extension of the termination date of the ESPP will enable the Company to continue to attract and retain key personnel. Approval of the amendment to the ESPP requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock who are present in person or by proxy and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN.

APPROVAL OF 2004 EXECUTIVE MANAGEMENT INCENTIVE PLAN (PROPOSAL NO. 3)

     The Board of Directors has adopted the Swift Transportation Co., Inc. 2004 Executive Management Incentive Plan (the “Plan”). The Plan will become effective as of May 20, 2004, subject to further approval by the affirmative vote of the holders of the majority of Company Common Stock present, or represented, and entitled to vote, at the Annual Meeting of Stockholders. No award may be made under the Plan after its expiration date, but awards made prior thereto may extend beyond that date.

     The Plan will provide for annual incentive awards to certain of the Company’s key executives and is being submitted to stockholders in an effort to assure that awards under the Plan will be tax deductible for the Company. Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) places a $1 million annual limit on the amount of compensation paid to the named executive officers that may be deducted by the Company for federal income tax purposes, unless such compensation is based on the achievement of pre-established performance goal(s) set by the Compensation Committee pursuant to an incentive plan that has been approved by the Company’s stockholders. Stockholder approval of the Plan is necessary for maintaining the tax-deductible status of incentive payments made to the participants.

     We have summarized below the key provisions of the Plan. Because it is a summary, it may not contain all of the information that is important to you. The summary is qualified in its entirety by reference to the full text of the 2004 Executive Management Incentive Plan, which is attached as Appendix E to this Proxy Statement.

     Purpose of the Plan. The Plan is designed to recognize and reward select Company executives for their contributions to the overall success of the Company.

     Eligibility. Awards may be made under the Plan to any employee of the Company who is a “covered employee” within the meaning of Section 162(m) of the Code. A covered employee may include Swift’s Chief Executive Officer and the four other most highly compensated executive officers of the Company. Non-employee directors are not eligible to receive an award under the Plan.

     Administration. The Plan will be administered by the Compensation Committee or any other committee appointed by the Board of Directors (the “Committee”), which consists of not less than two non-employee directors who are “outside directors” within the meaning of Section 162(m). The Committee has full authority to interpret the Plan and to establish rules for its administration. The Committee has the authority to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of awards, and to establish and administer the performance goals (defined below) and certify whether, and to what extent, they are attained.

     Determination of Awards. In determining awards to be made under the Plan, the Committee may approve a formula that is based on one or more objective criteria to measure corporate performance as set forth in the Plan (“Performance Criteria”). The Committee may establish Performance Criteria and as selected by the Committee, the Committee may set annual performance objectives (“Performance Goals”) with respect to such Performance Criteria for the Company. Performance Criteria must include one or more of the following: the Company’s pre- or after-tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group. The Committee will also determine the amount and form of compensation payable to the participant upon attainment of a Performance Goal before the beginning of each Performance Period or within the time permitted under Section 162(m) of the Code.

     Payment of awards will be made in cash. The Committee will make all determinations regarding the achievement of Performance Goals and the determination of actual awards. The Committee may in its discretion decrease, but not increase, the amount of any award that otherwise would be payable under the Plan.

     Amount Available and Maximum Individual Awards. The Committee shall determine the amount available for awards in any year. The maximum award payable to any employee for a performance period is $3,000,000.

     Amendment and Termination. The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner, but may not without stockholder approval adopt any amendment that would require the vote of stockholders of the Company pursuant to Section 162(m) of the Code.

     Federal Income Tax Consequences. The amount of cash received by a participant is required to be recognized by such participant as ordinary income subject to withholding and will generally be allowed as a deduction to the Company.

     Section 162(m) limits the deduction of compensation in excess of $1 million per year paid to certain of the Company’s employees unless, among other exceptions, the compensation is performance-based compensation within the meaning of that provision. The Company believes that Section 162(m) will not limit the deduction of compensation payable pursuant to the Plan if the Plan is approved by the stockholders.

     The Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

     The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

     Vote Required. Adoption of the Plan requires approval by holders of a majority of the outstanding shares of Company Common Stock who are present, or represented, and entitled to vote thereon, at the Annual Meeting of Stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2004 EXECUTIVE MANAGEMENT INCENTIVE.

STOCKHOLDER PROPOSAL RELATING TO DIVERSITY CONSIDERATIONS WITH RESPECT TO
NOMINEES FOR THE BOARD OF DIRECTORS (PROPOSAL NO. 4)

THE COMPANY IS NOT RESPONSIBLE FOR THE CONTENTS
OF THIS PROPOSAL OR SUPPORTING STATEMENT.

     Calvert Asset Management Company, Inc., 4550 Montgomery Avenue, Bethesda, Maryland 20814, the owner of 72,000 shares of Common Stock, has advised us that it plans to introduce the following resolution at the Annual Meeting:

RESOLVED

     That the Board of Directors or its Nominating Committee take reasonable steps to ensure that women and minority candidates are routinely sought as part of every board search the company undertakes. To institutionalize this, we request that the Board of Directors develop Charter language on diversity embodying Calvert’s Model Language on Board Diversity.

SUPPORTING STATEMENT

     We believe that diversity is a critical attribute to a well functioning board and an essential measure of good governance. We believe that in an increasingly complex global market place, the ability to draw on a wide range of viewpoints, backgrounds, skills, experience and expertise internally increases the likelihood of making the right decisions. We believe that board diversity that includes race, gender, culture, thought and geography helps ensure that different perspectives are brought to bear on issues. And we believe that boards that look more like the companies’ workforces, customers, and communities can help dispel negative stereotypes and catalyze efforts to recruit, retain, and promote the best people, including women and minorities.

     In addition, a growing body of academic research shows that there is a significant positive relationship between the percentage of women or minorities on boards and firm value. This is a view strongly supported by many large institutional fund managers, who consider the diversity of a firm’s board before investing. In fact, diversity is a growing focal point for social investors, who now account for one in eight dollars invested. Increasingly, all-white, all-male boards are viewed negatively by many institutional investors including The Teachers Insurance and Annuity Association and College Retirement Equities Fund (TIAA-CREF) and The State of Connecticut Retirement Plans. TIAA-CREF has issued a set of corporate governance guidelines which include a call for “diversity of directors by experience, sex and race.” Connecticut State Treasurer Denise L. Nappier, principal fiduciary of the Connecticut Retirement Plans and Trust Fund, has affirmed that “shareholder value and corporate bottom lines are enhanced by an independent and diverse board.” In September 2003, the National Association of State Treasurers signaled their agreement on this issue by passing a resolution on corporate governance that incorporated aspects of Calvert’s Model Charter language.

     We believe that the Board of Directors or its Nominating Committee should be explicitly required to disclose whether and through what process it takes diversity (including race and gender) into account in selecting board nominees.

BOARD OF DIRECTORS’ OPPOSING STATEMENT

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST APPROVAL OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Swift is committed to racial and gender diversity throughout the Company and has adopted employment policies regarding that commitment. The Nominating/Corporate Governance Committee will always search for the most qualified candidates, regardless of race, gender or other classification, with the background, experience, knowledge, and skills required to oversee the operations of a corporation as large and as complex as Swift. The criteria for any search would include the Company’s policy not to discriminate on the basis of race, gender or ethnicity and that the Board is supportive of any qualified candidate who would also provide the board with more diversity. While Swift supports certain of the principles underlying this stockholder proposal, the Company believes it is important to balance many considerations, including diversity, in the nomination of director candidates and that this proposal would, if adopted, interfere with the Company’s pursuit of such balance, as well as add additional administrative burden to Swift without providing any real benefit to its stockholders.

     FOR THE REASONS OUTLINED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST APPROVAL OF THIS PROPOSAL, AND THE ACCOMPANYING PROXY WILL BE SO VOTED, UNLESS A CONTRARY INSTRUCTION IS GIVEN.

STOCKHOLDER PROPOSAL RELATING TO ADOPTION OF POLICY TO ANNUALLY SUBMIT
SELECTION OF INDEPENDENT ACCOUNTANTS TO STOCKHOLDERS FOR RATIFICATION
(PROPOSAL NO. 5)

THE COMPANY IS NOT RESPONSIBLE FOR THE CONTENTS
OF THIS PROPOSAL OR SUPPORTING STATEMENT.

     The Sheet Metal Workers’ Pension Fund, 601 N. Fairfax Street, Suite 500, Alexandria, Virginia 22314, the owner of 8,300 shares of Common Stock, has advised us that it plans to introduce the following resolution at the Annual Meeting:

RESOLVED

     That the shareholders of Swift Transportation (the “Company”) request that the Board of Directors and its Audit Committee adopt a policy that the selection of the Company’s independent auditor be submitted to the Company’s shareholders for their ratification at the Company’s annual meeting.

SUPPORTING STATEMENT

     A Company’s independent auditor has an important duty to the investing public. The American Institute of Certified Public Accountants’ (“AICPA”) Code of Professional Conduct provides in Section 53 — Article II: The Public Interest:

A distinguishing mark of a profession is acceptance of its responsibility to the public. The accounting profession’s public consists of clients, credit grantors, governments, employers, investors, the business and financial community, and others. . . .

In discharging their professional responsibilities, members may encounter conflicting pressures from among each of those groups. In resolving those conflicts, members should act with integrity, guided by the precept that when members fulfill their responsibility to the public, clients’ and employers’ interests are best served.

     The U.S. Securities and Exchange Commission recently adopted the Final Rule: Strengthening the Commission’s Requirements Regarding Auditor Independence, Release No. 33-8183, May 6, 2003. As the Commission stated:

The final rules advance our important policy goal of protecting the millions of people who invest in our securities markets in reliance on financial statements that are prepared by public companies and other issuers and that, as required by Congress, are audited by independent auditors. . . .

As directed by the Sarbanes-Oxley Act, the rules focus on key aspects of auditor independence: [including] the unique ability and responsibility of the audit committee to insulate the auditor from pressures that may be exerted by management. . . .

     We acknowledge the positive contributions of the Sarbanes-Oxley Act to protecting auditor independence through the expanded role of the audit committee. However, we believe that shareholders also have a critically important role to play in protecting auditor independence. While many companies present a management-sponsored proposal seeking shareholder ratification of the auditors, our Company does not.

     Sarbanes-Oxley provides for detailed disclosure of the audit and non-audit fees paid to auditors. By requesting that shareholders vote to ratify our Company’s independent auditor this proposal is intended to give shareholders a means of communicating to the Board and its Audit Committee whether they are satisfied that our auditor is sufficiently independent of management to perform properly its duties.

     The proposal does not infringe on the Audit Committee’s ability to select our Company’s auditor. Rather, it seeks for shareholders the right to ratify or not ratify that choice. The proposal requests that the Board and its Audit Committee adopt a policy concerning auditor ratification. If a majority of shareholders do not ratify the Audit Committee’s selection, we would hope—but the proposal does not mandate—that the policy would provide for the Audit Committee to take the shareholders’ views into consideration and reconsider its choice of auditors. We urge your support for restoring this important right.

BOARD OF DIRECTORS’ OPPOSING STATEMENT

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST APPROVAL OF THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Although the Company has never done so, the Board understands that some companies have customarily presented a management-sponsored proposal seeking stockholder ratification of the independent accountants. However, stockholder ratification is not required and may not be the best method of supervising the independent accountants. Section 301 of the Sarbanes-Oxley Act of 2002 expressly provides that the audit committee, in its capacity as a committee of the board of directors, shall be directly responsible for the appointment of the independent accountants. In addition, Rule 10A-3(b)(2) under the Securities Exchange Act of 1934 expressly provides that the audit committee shall be directly responsible for the appointment and retention of the independent accountants. Finally, Nasdaq listing standards require, among other things, that a listed company’s audit committee be directly responsible for the appointment and retention of the independent accountants.

     The Board believes that in view of these requirements, the Audit Committee should have the sole responsibility and authority to appoint and remove the independent accountants. This is also consistent with the written charter of the Audit Committee as presently in effect, which appears as Appendix A to this Proxy Statement.

     FOR THE REASONS OUTLINED ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST APPROVAL OF THIS PROPOSAL, AND THE ACCOMPANYING PROXY WILL BE SO VOTED, UNLESS A CONTRARY INSTRUCTION IS GIVEN.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The principal independent public accounting firm utilized by Swift during the fiscal year ended December 31, 2003 was KPMG LLP, independent certified public accountants. It is presently contemplated that KPMG LLP will be retained as the principal accounting firm to be utilized by Swift during the current fiscal year. A representative of KPMG LLP will attend the annual meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if KPMG LLP so desires.

Principal Accountant Fees And Services

     Audit Fees. The aggregate fees billed to Swift by KPMG LLP for each of the last two fiscal years for professional services rendered for the audit of Swift’s annual financial statements for fiscal year 2003 and the reviews of the financial statements included in Swift’s Forms 10-Q was $450,000 and $310,000 for fiscal years 2003 and 2002, respectively.

     Audit-Related Fees. The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and are not reported in the preceding paragraph were $146,302 and $114,470 for fiscal years 2003 and 2002, respectively.

     Tax Fees. The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for professional services rendered for tax compliance, tax advice, and tax planning were $18,000 and $25,415 for fiscal years 2003 and 2002, respectively.

     All Other Fees. The aggregate fees billed to Swift by KPMG LLP in each of the last two fiscal years for products and services provided, other than the services reported in the preceding three paragraphs, were $0 for fiscal years 2003 and 2002.

Pre-Approval Policy For Audit And Non Audit Fees

     Pursuant to the Audit Committee Charter adopted in November 2003, the Audit Committee adopted a pre-approval policy ( the “Policy”) governing the approval of all audit and non audit services performed by the independent auditor in order to insure that the performance of such services do not impair the auditor’s independence. The Audit Committee had previously been operating under an informal policy with respect to approval of all audit and non audit services in 2003. According to the Policy, the Audit Committee will annually review and pre-approve the services and fees that may be provided by the independent auditor during the following year, including, of the services and fees related to the annual audit, the services that are audit related, preparation of tax returns and tax related compliance services and all other services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

     Any service to be provided by the independent auditor that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval.

     The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

     After consideration, the Audit Committee has concluded that the provision of non-audit services by KPMG LLP to Swift is compatible with maintaining the independence of KPMG LLP.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals for the 2005 Annual Meeting must be received at the principal executive offices of Swift by December 24, 2004 to be considered for inclusion in our proxy materials relating to such meeting.

     If you wish to nominate directors for election at the 2005 Annual Meeting of Stockholders or to submit a proposal that is not intended to be included in our proxy materials relating to such meeting, our Bylaws require that:

•	You notify the Corporate Secretary in writing no later than January 20, 2005, which is 120 days prior to the anniversary date of the 2004 Annual Meeting;

•	Your notice to the Corporate Secretary contains the specific information set forth in our Bylaws; and

•	You be a stockholder of record at the time you deliver your notice to the Corporate Secretary and be entitled to vote at the meeting of stockholders to which such notice relates.

     A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC’s requirements to have your proposal included in our proxy materials.

     All proposals and nominations should be sent to Swift Transportation Co., Inc., 2200 South 75th Avenue, Phoenix, Arizona 85043, Attention: Corporate Secretary.

OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to Swift will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

SWIFT TRANSPORTATION CO., INC.
/s/ JERRY MOYES
Jerry Moyes
April 12, 2004	Chairman of the Board, President and Chief Executive Officer

APPENDIX A

SWIFT TRANSPORTATION CO., INC.
AUDIT COMMITTEE CHARTER

     The purpose of the Audit Committee (the “Committee”) of Swift Transportation Co., Inc. (the “Corporation”) is to assist the Board of Directors (the “Board”) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices, integrity of the Company’s system of internal controls and such other duties as directed by the Board. The Committee’s purposes include assisting the Board’s oversight of the integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the independent auditors’ qualifications, independence and performance, and the performance of the Corporation’s internal audit function, and preparing the report required by the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the annual proxy statement.

I. COMPOSITION

     The Committee shall be composed of three or more members of the Board of Directors who meet the independence criteria established for audit committee members under the listing standards and rules of Nasdaq, the Sarbanes — Oxley Act of 2002 (the “Act”) and the rules and regulations of the SEC thereunder:

•	At least one member of the Committee shall satisfy the financial expertise requirements set forth in such listing standards and rules.

•	Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment.

•	The Chairperson shall be appointed by the full Board.

     The members of the Committee shall be elected by the Board. If an Audit Committee Chair is not designated or present, the members may designate a Chair by majority vote.

II. MEETINGS

     The Committee shall meet at least four times each fiscal year. At least annually, the Committee shall meet with management, the external audit firm and the internal audit manager in separate executive sessions.

III. RESPONSIBILITIES

     AUDIT COMMITTEE:

     The Committee delineated its oversight role in the Audit Committee Responsibilities Checklist (see below). The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. The Committee relies on the expertise and knowledge of management, the internal auditors, and the external auditor in carrying out its oversight responsibilities. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the company’s internal policies, procedures, and controls.

     MANAGEMENT:

     The Management of the company is responsible for determining that the company’s financial statements are in accordance with generally accepted accounting principles.

     INDEPENDENT AUDIT FIRM:

     The external auditor is responsible for auditing the company’s financial statements.

AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

1.	Review with Finance management and the public accounting firm at the completion of the annual audit:

a.	The Company’s annual financial statements and related footnotes.

b.	The public accounting firm’s audit of the financial statements and its report thereon.

c.	Any significant changes required in the public accounting firm’s audit plan.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Review other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards and rules of the Securities and Exchange Commission.

2.	Consider and review with the external auditor and the internal auditor:

a.	The adequacy of the Company’s internal controls surrounding the financial statements;

b.	Any significant findings and recommendations of the external auditor and internal audit together with managements responses thereto.

3.	Prior to the filing, review with management and the external auditors, the Company’s interim financial results to be included in the Form 10-Q and the matters required to be communicated to the Audit Committee under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of the interim review.

4.	Obtain a formal, written statement from the external auditor listing all relationships between the external auditor and the Company and discuss with the external auditor any disclosed relationship with or services provided to the Company that may impact the objectivity and independence of the external auditor. This will enable the audit committee to take the required action, or recommend the board take action, to oversee the independence of the auditor.

5.	Approve the external auditors’ annual engagement letter, proposed fees, as well as all audit and all permitted non-audit engagements. Approval of audit and permitted non-audit services may also be made by one or more designated members of the Committee, who shall report any such approvals to the Committee at its next scheduled meeting.

6.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the external public accounting firm.

7.	Review with the chief executive officer or the chief financial officer and, to the extent financial information and controls are involved, the external auditors, the officers’ certification process pursuant to the Act (including the design and effectiveness of the Corporation’s disclosure controls and procedures).

8.	Conduct executive session with management, the internal auditors and the external auditors.

9.	Review with the external auditor, internal audit, and Finance management the audit scope and plan, and coordination of audit efforts regarding coverage, reduction of redundant efforts, and the effective use of audit resources.

10.	Review with management the methodology behind significant reserves and judgmental accounts.

11.	Perform an annual performance evaluation of the activities of the Committee, including an update of this Audit Committee Responsibilities Checklist, review of independence of each Committee member based on NASD and SEC requirements, and the sufficiency of its charter on an annual basis.

12.	Provide open lines of communication between the internal auditors, the external auditor, Finance management and the Board of Directors and provide the Board with any recommendations.

13.	Review legal matters with internal legal counsel.

14.	Monitor related party transactions in the ordinary conduct of the Committee’s duties and report to the Nominating/Corporate Governance Committee on such matters as the Committee deems appropriate.

15.	The Chairman of the Audit Committee will participate in a telephonic meeting among Financial Management and the external auditor prior to earnings release.

16.	Review filings (including interim reporting) with the SEC and other published documents containing the Company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements before it is filed with the SEC or other regulators.

17.	Inquire into any additional financial matters as may be assigned to it by law, or the Company’s charter or By-laws, or by the Board that is not set forth above. The Committee shall be empowered to retain external counsel, accountants, or others to assist the Committee in the conduct of any investigation or other matters.

18.	Review the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.	Include a copy of the charter as an appendix to the proxy statement at least once every three years.

20.	Determine the appropriate level of funding required by the Company for payment to the audit firm, other advisory services and for other ordinary administrative expenses that are necessary in carrying out its duties.

APPENDIX B

SWIFT TRANSPORTATION CO., INC.
NOMINATING/CORPORATE GOVERNANCE COMMITTEE CHARTER

Purpose:

The purpose of the Nominating/Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Swift Transportation Co., Inc. (the “Corporation”) is to review, evaluate and recommend to the Board changes to the Corporation’s Corporate Governance Guidelines, to identify and recommend director nominees for election to the Board, to review, evaluate and approve all related party transactions and to perform any other activity for independent directors.

Membership:

The Committee shall be composed entirely of members of the Board who meet the independence criteria established under the listing standards and rules of Nasdaq.

The Committee shall be composed of at least three members, who are elected by majority vote of the Board and elected annually to one-year terms. If a Committee Chair is not designated or present, the members may designate a Chair by majority vote. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. A member of the Committee shall be removed only by majority vote of the independent directors, as defined, then in office.

Operations:

The Committee shall meet at least twice annually or more frequently as circumstances require. A majority of the members of the Committee present in person or via teleconference or similar communications equipment shall constitute a quorum.

The Committee will cause to be kept adequate minutes of all its proceedings, and will report its actions and recommendations to the next meeting of the Board. The written minutes shall be maintained with the books and records of the Corporation. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent.

Authority:

The Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority and resources to retain a search firm to be used to identify director candidates, outside counsel and other experts or consultants, as deemed appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications by the Corporation and the Committee will take all necessary steps to preserve the privileged nature of those communications.

The Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such pertinent information as the Committee requests.

Responsibilities:

In carrying out its purpose, the Committee shall have the following specific responsibilities and duties such other responsibilities and duties as from time to time may be prescribed by the Board:

•	Oversee evaluation of the Board, its committees, and the Corporation’s management.

B-1

•	Make recommendations to the Board regarding the size and composition of the Board.

•	Review, at least annually, all Charters of Board committees, including the Committee and make recommendations regarding the number, structure, compensation, membership and function of such committees.

•	Review from time to time the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board in order to develop criteria for director nominees and a process for the nomination of directors by the Committee.

•	Assist in identifying, interviewing and recruiting candidates for the Board in accordance with the Committee’s process for director nominations.

•	Present to the Board a list of individuals recommended for nomination for election to the Board when Board vacancies arise, consistent with the developed nomination criteria, including his or her qualifications, capability and availability to serve, conflicts of interests and other relevant factors.

•	Make recommendations to the Board regarding director retirement age, tenure and removal for cause.

•	Conduct a self-assessment on at least an annual basis of the purposes, duties and responsibilities of the Committee to determine whether the Committee is functioning effectively.

•	Review proposed activities of directors with the Corporation or other entities that may diminish such directors’ effectiveness or be inconsistent with the criteria established by the Committee for Board membership.

•	Review, evaluate and approve all proposed related party transactions based on sufficient comprehensive documentation and information to reach an informed decision.

•	Review, at least annually, existing related party transactions, evaluate whether such transactions are in accordance with the understanding and commitments made at the time the transactions were previously approved and are still appropriate and approve the continuation of such transactions.

•	Regularly evaluate, at least annually, the adequacy and fairness of current disclosures of related party transactions.

•	Report to the Board on the major items covered at each Committee meeting.

B-2

APPENDIX C

SWIFT TRANSPORTATION CO., INC.
COMPENSATION COMMITTEE CHARTER

Purpose:

The purpose of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Swift Transportation Co., Inc. (the “Corporation”) is to discharge the Board’s responsibilities relating to compensation of the Corporation’s executives, to produce an annual report on executive compensation for inclusion in the Corporation’s proxy statement, and to oversee and advise the Board on the adoption of policies that govern the Corporation’s compensation programs, including stock and benefit plans.

Membership:

The Committee shall consist of at least three directors, who are elected annually by a majority vote of the Board for a one-year term. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment. Applicable laws and regulations will be followed in evaluating a member’s independence.

Without limiting the foregoing, each member of the Committee will be both a “non-employee director” within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission (“SEC”) and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. If a Committee Chair is not designated or present, the members may designate a Chair by majority vote. Vacancies on the Committee shall be filed by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy.

Operations:

The Committee shall meet at least twice annually or more frequently as circumstances require. A majority of the members of the Committee present in person or via teleconference or similar communications equipment shall constitute a quorum.

The Committee shall cause to be kept adequate minutes of all its proceedings, and will report its actions and recommendations to the next meeting of the Board. The written minutes shall be maintained with the books and records of the Corporation. Committee members will be furnished with copies of the minutes of each meeting and any action taken by unanimous consent.

Authority:

The Committee shall have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel and other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice shall be considered privileged communications of the Corporation and the Committee shall take all necessary steps to preserve the privileged nature of those communications.

The Committee may request that any directors, officers or employees of the Corporation, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such pertinent information as the Committee requests.

Responsibilities:

In carrying out its purpose, the Committee shall have the following specific responsibilities and such other responsibilities as from time to time may be prescribed by the Board:

•	Review the competitiveness of the Corporation’s executive compensation programs to ensure (a) the attraction and retention of corporate officers, (b) the motivation of corporate officers to achieve the

C-1

Corporation’s business objectives, and (c) to align the interest of key leadership with the long-term interests of the Corporation’s stockholders.

•	Review trends in management compensation, oversee the development of new compensation plans and, when necessary, approve the revision of existing plans.

•	Review the performance of executive management.

•	Review and approve Chairman and CEO goals and objectives, evaluate Chairman and CEO performance in light of these corporate objectives, and set Chairman and CEO compensation levels consistent with those objectives and company philosophy.

•	Approve the salaries, bonus and other compensation for all corporate officers at the level of executive vice president and above, provided that, as to the Chairman and the Chief Executive Officer, the Committee will recommend appropriate salary, bonus and other compensation to the Board for approval.

•	Review and approve compensation packages for new corporate officers and termination packages for corporate officers as requested by management.

•	Review and approve compensation for non-employee members of the Board, including but not limited to the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits and perquisites.

•	Review and approve the awards made under any executive officer bonus plan, and provide an appropriate report to the Board.

•	Review and discuss with the Board and senior officers plans for officer development and corporate succession plans for the CEO and other senior officers.

•	Review and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans. Except as otherwise delegated by the Board, the Committee will act on behalf of the Board as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

•	With sole and exclusive authority, make and approve stock option grants and other discretionary awards under the Corporation’s stock option or other equity incentive plans to all persons who are Board members or executive officers within the meaning Rule 16b-3 issued by the SEC.

•	Recommend Board approval for submission to the stockholders any stock option or other equity incentive plans or amendments thereto.

•	Ensure that the annual incentive compensation plan is administered in a manner consistent with the Corporation’s compensation strategy and the terms of such plan, including but not limited to the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to executive officers, total funds reserved for payment under the plan, and potential qualification under IRS Code Section 162(m).

•	Review periodic reports from management on matters relating to the Corporation’s personnel appointments and practices.

•	Produce an annual Report of the Compensation Committee on Executive Compensation for the Corporation’s annual proxy statement in compliance with applicable Securities and Exchange Commission rules and regulations and relevant listing authority.

•	Annually evaluate the Committee’s performance and this Charter.

C-2

APPENDIX D

AMENDMENT TO THE
SWIFT TRANSPORTATION, CO., INC.
1994 EMPLOYEE STOCK PURCHASE PLAN

     Swift Transportation Co., Inc. (the “Company”) previously approved and adopted the Swift Transportation Co., Inc. Employee Stock Purchase Plan (the “Plan”). By this instrument, the Company desires to amend the Plan to (1) increase the number of shares of common stock reserved for issuance under the Plan by 2,000,000 shares, bringing the total number of shares issuable under the Plan to 6,500,000 and (2) extend the termination date of the Plan from November 18, 2004 to November 18, 2014.

     1. The provisions of this Amendment shall be effective as of the date approved by the Company’s stockholders.

     2. Section 12(a) of the Plan is hereby amended by deleting the first sentence thereof and replacing it with the following:

The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be six million five hundred thousand (6,500,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18.

     3. Section 22 of the Plan is hereby amended by deleting the last sentence thereof and replacing it with the following:

It shall continue in effect for a term of twenty (20) years unless sooner terminated under paragraph 19.

     4. This Amendment shall amend only the provisions of the Plan as set forth herein. Those provisions of the Plan not expressly amended hereby shall be considered in full force and effect.

D-1

APPENDIX E

SWIFT TRANSPORTATION CO., INC.
2004 EXECUTIVE MANAGEMENT INCENTIVE PLAN

ARTICLE 1.
ESTABLISHMENT, AND PURPOSE, AND DURATION

     1.1 Establishment of the Plan. Swift Transportation Co., Inc. (the “Company”), hereby establishes an annual incentive plan to be known as the “Swift Transportation Co., Inc. 2004 Executive Management Incentive Plan” (the “Plan”).

     1.2 Purpose of the Plan. The Plan is designed to (i) recognize and reward on an annual basis select Company executives for their contributions to the overall success of the Company, and (ii) qualify compensation paid under the Plan as “performance-based compensation” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and the regulations thereunder.

     1.3 Duration of the Plan. Subject to approval by the Company’s stockholders, the Plan will commence as of May 20, 2004. If the Plan is not approved by the Company’s stockholders, the Plan will not be effective and any grants made under the Plan prior to that date will be void. The Plan shall terminate on May 20, 2009. No award may be made under the Plan after the date the Plan terminates, but awards made prior to that date may extend beyond that date.

ARTICLE 2.
DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

     (a) “Award” means the agreement of the Company to pay compensation to a Participant upon the attainment of specified Performance Goals.

     (b) “Award Agreement” means the written agreement evidencing the terms and conditions of an Award.

     (c) “Board” or “Board or Directors” means the Board of Directors of Swift Transportation Co., Inc.

     (d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     (e) “Committee” means the Compensation Committee of the Board or the committee appointed by the Board pursuant to Article 3 to administer the Plan.

     (f) “Company” means Swift Transportation Co., Inc., or any successor thereto.

     (g) “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.

     (h) “Director” means any individual who is a member of the Board of Directors of the Company.

     (i) “Employee” means any full-time, nonunion employee of the Company. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

     (j) “Participant” means a Covered Employee who is designated by the Committee to participate in the Plan for a Performance Period pursuant to Article 4.

     (k) “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders’ equity, return on assets, return on capital, Share price growth, stockholder returns, gross or net profit margin, earnings per Share, price per Share, and market share, any of which may be measured either in absolute terms, or as compared to any incremental increase, or as compared to results of a peer group.

     (l) “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Goal, the Goal may be expressed in terms of overall Company performance or the performance of an operating unit or division.

     (m) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, compensation under the Plan.

     (n) “Shares” means the shares of common stock of Swift Transportation Co., Inc.

     2.2 Severability. In the event that a court of competent jurisdiction determines that any portion of this Plan is in violation of any statute, common law, or public policy, then only the portions of this Plan that violate such statute, common law, or public policy shall be stricken. All portions of this Plan that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan.

ARTICLE 3.
ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two Directors who qualify as “outside directors” under Section 162(m) of the Code and the regulations issued thereunder. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2 Authority of the Committee. The Committee shall have all the authority that is necessary or helpful to enable it to discharge its responsibilities under the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to interpret the Plan, to determine eligibility for participation in the Plan, to decide all questions concerning eligibility for and the amount of Awards payable under the Plan, to establish and administer the Performance Goals and certify whether, and to what extent, they are attained, to cancel and reissue any Awards granted hereunder in the event the Award lapses for any reason (provided that the Committee shall not have the authority to re-price previously issued and currently outstanding Awards without stockholder approval), to construe any ambiguous provisions of the Plan, to correct any default, to supply any omission, to reconcile any inconsistency, to issue administrative guidelines as an aide to the administration of the Plan, to make regulations for carrying out the Plan, and to decide any and all questions arising in the administration, interpretation, and application of the Plan.

     3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

     3.4 Section 162(m) Compliance. This Plan shall be administered to comply with Section 162(m) of the Code and, if any provision of the Plan causes any Award to not qualify as performance-based compensation under Section 162(m) of the Code, that provision shall be stricken from this Plan, but the other provisions of this Plan shall remain in effect. Any action striking any portion of this Plan shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Plan. Furthermore, if any portion of the Plan or any Award Agreement conflicts with Section 162(m) or the regulations issued thereunder, the provisions of Section 162(m) and such regulations shall control.

ARTICLE 4.
ELIGIBILITY AND PARTICIPATION

     4.1 Eligibility. Participation is limited in any fiscal year to Employees who the Committee concludes will be Covered Employees for such year.

     4.2 Actual Participation. From among the Covered Employees the Committee concludes are eligible to participate each year, the Committee may select those to receive Awards in any one or more Performance Periods under the Plan.

ARTICLE 5.
FORM OF AWARDS.

     Awards shall be paid in cash. The Committee may, in its sole discretion, subject any Award to such terms, conditions, restrictions, or limitations (including but not limited to restrictions on transferability, vesting, termination of employment for cause or otherwise, or change of control) that the Committee deems to be appropriate, provided that such terms are not inconsistent with the terms of the Plan or Section 162(m) of the Code. All Awards will be evidenced by an Award Agreement.

ARTICLE 6.
DETERMINATION AND LIMITATION OF AWARDS.

     6.1 Determination of Awards. Within the time prescribed by Section 162(m) of the Code and the regulations thereunder for each Performance Period, the Committee shall, in its sole discretion, determine and establish:

               (a) the manner of calculating the Performance Criteria it selects to use for the Performance Period for each Participant;

               (b) the Performance Goals applicable to the Performance Period for each Participant;

               (c) the total dollar amount payable to each Participant under the Award based upon attaining the Performance Goals; and

               (d) such other terms and conditions of such Award as the Committee determines to be appropriate under the circumstances.

Such determinations shall be reflected in the minutes of a Committee meeting, or in a written action adopted without the necessity of a meeting, and also shall be documented in the Award Agreement.

     6.2 Limitations of Awards. If only one Performance Goal is established for a Performance Period, the Performance Goal for such Performance Period must be achieved in order for a Participant to receive payment for an Award for such Performance Period. If more than one Performance Goal is established for a Performance Period, one or more of the Performance Goals for such Performance Period must be achieved in order for a Participant to receive payment for an Award for such Performance Period, all as set forth in accordance with the terms of the Award Agreement. Furthermore, the Committee is authorized at any time during or after a Performance Period to reduce or eliminate (but not to increase) the amount of an Award payable to any Covered Employee for a Performance Period for any reason.

     6.3 Maximum Awards. Notwithstanding any provision in the Plan to the contrary, the maximum Award payable to any Covered Employee under the Plan for a Performance Period shall be $3,000,000.00.

     6.4 Employment Continuation. Unless otherwise determined by the Committee, provided in the Award Agreement, or required by applicable law, no payment pursuant to this Plan shall be made to a Participant unless the Participant is employed by the Company on the last day of the Performance Period.

     6.5 Deferral of Payments. In the exercise of its discretion, the Committee may allow a Participant to elect to defer the receipt of all or any portion of an Award. Such deferral shall be made pursuant to the terms and conditions set forth in any deferred compensation plan or arrangement adopted by the Company and shall comply with the provisions set forth in Treasury Regulation Section 1.162-27(d)(2)(iii)(B) or any successor provision.

ARTICLE 7.
RIGHTS OF EMPLOYEES

     7.1 Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     7.2 Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 8.
AMENDMENT, MODIFICATION, AND TERMINATION

     The Committee may suspend or terminate the Plan at any time with or without prior notice. In addition, the Committee may from time to time and with or without prior notice, amend or modify the Plan in any manner, but may not without stockholder approval adopt any amendment that would require the vote of stockholders of the Company pursuant to Section 162(m) of the Code.

ARTICLE 9.
WITHHOLDING

     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

ARTICLE 10.
SUCCESSORS

     All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE 11.
REQUIREMENTS OF LAW

     11.1 Requirements of Law. The granting of Awards under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies as may be required.

     11.2 Governing Law. The Plan, and all agreements hereunder, shall be governed by the laws of the State of Arizona.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SWIFT TRANSPORTATION CO., INC.

     The undersigned hereby appoints Jerry Moyes and Gary R. Enzor, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Swift Transportation Co., Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held May 20, 2004 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

     - Detach here from proxy voting card. -

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

	FOR	WITHHELD
FOR ALL
ITEM 1- ELECTION OF DIRECTORS Nominees:	☐	☐
Class II:
01 Jerry Moyes 02 Alphonse E. Frei 03 Jock Patton

Class III:
04 Karl Eller 05 Paul M. Mecray, III

Withheld for the nominees you list below:
(Write that nominee’s name in the space provided below.)

The Board of Directors recommends a vote AGAINST Items 4 and 5.

	FOR	AGAINST	ABSTAIN
ITEM 4- STOCKHOLDER PROPOSAL-DIRECTOR NOMINEE DIVERSITY	☐	☐	☐

	FOR	AGAINST	ABSTAIN
ITEM 2- APPROVAL OF AMENDMENT TO 1994 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐

WILL
ATTEND
If you plan to attend the Annual Meeting, please mark the WILL ATTEND box	☐

	FOR	AGAINST	ABSTAIN
ITEM 5- STOCKHOLDER PROPOSAL-STOCKHOLDER RATIFICATION OF INDEPENDENT ACCOUNTANTS	☐	☐	☐

	FOR	AGAINST	ABSTAIN
ITEM 3- ADOPTION OF 2004 EXECUTIVE MANAGEMENT INCENTIVE PLAN	☐	☐	☐

Please disregard if you have previously provided your consent decision	☐

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

- Detach here from proxy voting card -

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/swft		1-800-435-6710
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on
the internet at: http://www.swifttrans.com